                                                      Filed Pursuant to Rule 433
                                               Registration File No.: 333-142235

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[Merrill Lynch LOGO]                                          [Countrywide LOGO]

[PNC LOGO]                                                        [ARTESIA LOGO]

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                         $2,576,589,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
      CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A,
               CLASS AM, CLASS AJ, CLASS B, CLASS C AND CLASS D

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
                                Issuing Entity
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                        Mortgage Loan Sellers & Sponsors
                          MIDLAND LOAN SERVICES, INC.
                      WACHOVIA BANK, NATIONAL ASSOCIATION
                               Master Servicers
                          MIDLAND LOAN SERVICES, INC.
                               Special Servicer
                       LASALLE BANK NATIONAL ASSOCIATION
                                    Trustee
                                 MAY 21, 2007

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

         NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION
MORGAN STANLEY             GOLDMAN, SACHS & CO.          PNC CAPITAL MARKETS LLC

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

OFFERED CERTIFICATES

                              INITIAL                          APPROX.
          EXPECTED         CERTIFICATE         APPROX.       PERCENTAGE
           RATINGS      PRINCIPAL BALANCE   TOTAL INITIAL    OF INITIAL        WEIGHTED       PRINCIPAL    ASSUMED FINAL
        -------------       OR NOTIONAL        CREDIT        MORTGAGE          AVERAGE          WINDOW     DISTRIBUTION
CLASS   MOODY'S   S&P        AMOUNT(1)         SUPPORT      POOL BALANCE   LIFE (YEARS)(3)   (MONTHS)(3)       DATE(3)     RATE TYPE
-----   -------   ---   -----------------   -------------   ------------   ---------------   -----------   -------------   ---------

  A-1     Aaa     AAA    $   53,249,000        30.000%          1.912%           2.78            1-58          Apr-12         (4)
  A-2     Aaa     AAA    $[140,798,000](2)     30.000%        [5.055]%           4.88          58 - 59         May-12         (4)
  A-3     Aaa     AAA    $[204,236,000](2)     30.000%        [7.332]%           6.48          63 - 113        Nov-16         (4)
 A-SB     Aaa     AAA    $  102,788,000        30.000%          3.690%           7.40          59 - 116        Feb-17         (4)
  A-4     Aaa     AAA    $[842,917,000](2)     30.000%       [30.261]%           9.84         116 - 119        May-17         (4)
 A-1A     Aaa     AAA    $  605,863,000        30.000%         21.751%           9.05          1 - 119         May-17         (4)
  AM      Aaa     AAA    $[278,551,000](2)     20.000%       [10.000]%           9.91         119 - 119        May-17         (4)
  AJ      Aaa     AAA    $[219,358,000](2)     12.125%        [7.875]%           9.94         119 - 120        Jun-17         (4)
   B      Aa2      AA    $   55,710,000        10.125%          2.000%          10.00         120 - 120        Jun-17         (4)
   C      Aa3     AA-    $   27,855,000         9.125%          1.000%          10.00         120 - 120        Jun-17         (4)
   D       A2       A    $   45,264,000         7.500%          1.625%          10.00         120 - 120        Jun-17         (4)

NON-OFFERED CERTIFICATES(6)

                             INITIAL                         APPROX.
                           CERTIFICATE        APPROX.      PERCENTAGE
      EXPECTED RATINGS  PRINCIPAL BALANCE  TOTAL INITIAL   OF INITIAL      WEIGHTED       PRINCIPAL   ASSUMED FINAL
      ----------------     OR NOTIONAL         CREDIT       MORTGAGE       AVERAGE         WINDOW     DISTRIBUTION
CLASS   MOODY'S  S&P        AMOUNT(1)         SUPPORT     POOL BALANCE  LIFE (YEARS)(3)  (MONTHS)(3)      DATE(3)       RATE TYPE
-----   ------- ----    -----------------  -------------  ------------  ---------------  -----------  -------------  ---------------

A-2FL     Aaa    AAA      [_________](2)      30.000%       [_______]         4.88         58 - 59        May-12     LIBOR + [_]%(4)
A-3FL     Aaa    AAA      [_________](2)      30.000%       [_______]         6.48         63 - 113       Nov-16     LIBOR + [_]%(4)
A-4FL     Aaa    AAA      [_________](2)      30.000%       [_______]         9.84        116 - 119       May-17     LIBOR + [_]%(4)
AM-FL     Aaa    AAA      [_________](2)      20.000%       [_______]         9.91        119 - 119       May-17     LIBOR + [_]%(4)
AJ-FL     Aaa    AAA      [_________](2)      12.125%       [_______]         9.94        119 - 120       Jun-17     LIBOR + [_]%(4)
  E        A3     A-      $   27,856,000       6.500%        1.000%          10.00        120 - 120       Jun-17          (4)
  F      Baa1   BBB+      $   34,818,000       5.250%        1.250%          10.00        120 - 120       Jun-17          (4)
  G      Baa2    BBB      $   27,855,000       4.250%        1.000%          10.00        120 - 120       Jun-17          (4)
  H      Baa3   BBB-      $   24,373,000       3.375%        0.875%          10.00        120 - 120       Jun-17          (4)
  J       Ba1    BB+      $   10,446,000       3.000%        0.375%          10.00        120 - 120       Jun-17          (4)
  K       Ba2     BB      $   10,446,000       2.625%        0.375%          10.00        120 - 120       Jun-17          (4)
  L       Ba3    BB-      $   10,445,000       2.250%        0.375%          10.00        120 - 120       Jun-17          (4)
  M        B1     B+      $    6,964,000       2.000%        0.250%          10.00        120 - 120       Jun-17          (4)
  N        B2     B       $    6,964,000       1.750%        0.250%          10.00        120 - 120       Jun-17          (4)
  P        B3     B-      $    6,964,000       1.500%        0.250%          10.00        120 - 120       Jun-17          (4)
  Q        NR     NR      $   41,782,676       0.000%        1.500%          10.65        120 - 180       Jun-22          (4)
  X       Aaa    AAA      $2,785,502,676(5)      N/A            N/A             NA            N/A           NA         Variable

(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)  The principal allocations between each of the class A-2 and class A-2FL certificates, the class A-3 and class A-3FL certificates, the class A-4 and class A-4FL certificates, the class AM and class AM-FL certificates, and the class AJ and class AJ-FL certificates, respectively, will be determined by market demand up to the initial principal balance indicated on the respective fixed rate class.

(3)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates ("ARD loans"), which are assumed to prepay on their anticipated repayment dates)
     and the other Modeling Assumptions that will be described in the prospectus supplement.

(4)  The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
     B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary , to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
     30-day months) less a specified percentage. By virtue of the related interest rate swap agreements, the pass-through rate for the class A-2FL,
     A-3FL, A-4FL, AM-FL and AJ-FL certificates will be based on one month LIBOR plus a specified margin; provided that interest payments made under the related swap agreement may be subject to reduction (thereby resulting in an effective pass-through rate below LIBOR plus a specified margin). The initial LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL interest accrual period. Under certain circumstances, the pass-through rate for class A-2FL, A-3FL, A-4FL,
     AM-FL and AJ-FL certificates may convert to a rate described herein in clause (i), (ii) or (iii) of the first sentence of this footnote (4). None of the holders of offered certificates will have any beneficial interest in any swap agreement.

(5)  The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates.

(6)  Not offered pursuant to the prospectus supplement. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------
TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE           Sequential pay REMIC. Class A-1, Class A-2, Class A-3,
                     Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ,
                     Class B, Class C and Class D certificates are offered
                     publicly. All other certificates will be privately placed
                     with qualified institutional buyers, institutional
                     accredited investors or non-U.S. persons in accordance with
                     Regulation S.

CUT-OFF DATE         References in this term sheet to the "cut-off date" mean,
                     with respect to each mortgage loan, the related due date of that mortgage loan in June 2007 or, with respect to those
                     mortgage loans, if any, that have their respective first
                     payment dates in July 2007, June 1, 2007.

OFFERING TERMS       The commercial mortgage backed securities referred to in
                     this term sheet, and the mortgage pool backing them, are
                     subject to modification or revision (including the
                     possibility that one or more classes of securities may be
                     split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
                     "when, as and if issued" basis. You understand that, when
                     you are considering the purchase of these securities, a
                     contract of sale will come into being no sooner than the
                     date on which the relevant class has been priced and we
                     have confirmed the allocation of securities to be made to
                     you. Any "indications of interest" expressed by you, and
                     any "soft circles" generated by us, will not create binding contractual obligations for you or us.

MORTGAGE POOL        The mortgage pool consists of 326 mortgage loans with an
                     aggregate initial mortgage pool balance of $2,785,502,677, subject to a variance of plus or minus 5.0%. The mortgage
                     loans are secured by 420 mortgaged real properties located throughout 42 states and the District of Columbia.

LOAN GROUPS          For purposes of making distributions to the class A-1, A-2,
                     A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group
                     1 will consist of 254 mortgage loans, representing
                     approximately 78.2% of the initial mortgage pool balance
                     and that are secured by the various property types that
                     make up the collateral for those mortgage loans, and loan
                     group 2 will consist of 72 mortgage loans, representing
                     approximately 21.8% of the initial mortgage pool balance
                     and that are secured by multifamily and manufactured
                     housing community properties (approximately 91.7% of all
                     the mortgaged properties secured by multifamily and
                     manufactured housing community properties).

ISSUING ENTITY       ML-CFC Commercial Mortgage Trust 2007-7

DEPOSITOR            Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN        Countrywide Commercial Real Estate Finance, Inc. (CRF)...   42.4% of the initial mortgage pool balance
SELLERS/SPONSORS     Merrill Lynch Mortgage Lending, Inc. (MLML)..............   26.8% of the initial mortgage pool balance
                     PNC Bank, National Association (PNC).....................   17.9% of the initial mortgage pool balance
                     Artesia Mortgage Capital Corporation (AMCC)..............   12.9% of the initial mortgage pool balance

UNDERWRITERS         Merrill Lynch, Pierce, Fenner & Smith Incorporated
                     Countrywide Securities Corporation
                     PNC Capital Markets LLC
                     Goldman, Sachs & Co.
                     Morgan Stanley & Co. Incorporated

TRUSTEE              LaSalle Bank National Association

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

MASTER SERVICERS     Midland Loan Services, Inc., with respect to the mortgage
                     loans sold to the depositor by MLML and PNC. Wachovia Bank,
                     National Association, with respect to mortgage loans sold
                     to the depositor by CRF and AMCC. However, with respect to the mortgage loan known as Georgia-Alabama Retail
                     Portfolio, the master servicer will be Wachovia Bank,
                     National Association unless the related non-trust pari
                     passu loan is deposited into a securitization, and CRF, as seller of such loan, exercises its option (with the consent of the rating agencies) to cause the servicing of such
                     mortgage loan to be governed by the pooling and servicing
                     agreement applicable to such securitization.

SPECIAL SERVICER     Midland Loan Services, Inc. However, with respect to the
                     mortgage loan known as Georgia-Alabama Retail Portfolio,
                     the special servicer will be Midland Loan Services, Inc.
                     unless the related non-trust pari passu loan is deposited
                     into a securitization and CRF, as seller of such loan,
                     exercises its option (with the consent of the rating
                     agencies) to cause the servicing of such mortgage loan to
                     be governed by the pooling and servicing agreement
                     applicable to such securitization.

RATING AGENCIES      Moody's Investors Service, Inc.

                     Standard & Poor's Ratings Services, a division of The
                     McGraw-Hill Companies, Inc.

DENOMINATIONS        $25,000 minimum for the offered certificates.

CLOSING DATE         On or about June 13, 2007.

SETTLEMENT TERMS     Book-entry through DTC for all offered certificates.

DETERMINATION DATE   For any distribution date, the eighth day of each month, or if such day is not a business day, the business day
                     immediately succeeding, except that in the case of certain mortgage loans, the applicable master servicer may make its determination as to the collections received as of a later date during each month.

DISTRIBUTION DATE    The fourth business day following the related Determination
                     Date, beginning in July 2007.

DAY COUNT            All classes will accrue on a 30/360 basis except the
                     non-offered classes A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL
                     which will accrue on the basis of the actual number of days elapsed and a 360-day year.

INTEREST             Each class of certificates will be entitled on each
DISTRIBUTIONS        distribution date to interest accrued during the
                     prior calendar month at its pass-through rate
                     for such distribution date on the outstanding certificate
                     balance of such class immediately prior to such
                     distribution date; provided that, for so long as the
                     related swap agreement is in effect and no payment default is continuing thereunder, the interest accrual period for
                     the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates will, for each distribution date, begin on the prior
                     distribution date (or, in the case of the initial such
                     interest accrual period, on the closing date) and end on
                     the business day preceding the subject distribution date.
                     Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year (or,
                     in the case of the class A-2FL, A-3FL, A-4FL, AM-FL and
                     AJ-FL certificates, for so long as the related swap
                     agreement is in effect and no payment default is continuing thereunder, the actual number of days during each related
                     interest accrual period in a year assumed to consist of 360 days). Subject to available funds, distributions of
                     interest will be made with respect to the following classes of certificates in the following order on each distribution date: first, the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB,
                     A-4, A-4FL, A-1A and X certificates, pro rata and pari
                     passu; second, the class AM and AM-FL certificates, pro
                     rata and pari passu; third, the class AJ and AJ-FL
                     certificates, pro rata and pari passu; and then the
                     respective remaining classes of certificates with principal balances,

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                     sequentially in alphabetical order of class designation. In general, payments of interest in respect of the class A-1,
                     A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates
                     will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to
                     the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class X certificates will be made to the extent of
                     available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as
                     described in the preceding sentence would result in an
                     interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes on a pro rata (based on amount of interest accrued) and pari passu basis without regard to loan
                     groups. Furthermore, notwithstanding the foregoing,
                     payments of interest with respect to the class A-2FL,
                     A-3FL, A-4FL, AM-FL and AJ-FL certificates out of
                     collections on the mortgage loans will be calculated on a
                     30/360 basis at a fixed coupon or a coupon calculated at
                     the lesser of a specified percentage and a weighted average coupon derived from net interest rates on the mortgage
                     loans, with such interest to be exchanged under the related swap agreement for interest calculated on an actual/360
                     basis at a LIBOR-based rate. No class of certificates will provide credit support for any failure on the part of the
                     swap counterparty to make any required payment under the
                     swap agreement. Interest payments with respect to the class
                     A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates may be
                     subject to reduction if the related regular interest is
                     subject to a cap equal to the weighted average of the net
                     interest rates on the mortgage loans and such weighted
                     average of the net interest rates on the mortgage loans
                     declines below the fixed rate per annum at which interest
                     is payable by the trust to the swap counterparty.

                     No class of offered certificates will have any beneficial
                     interest in any swap agreement.

PRINCIPAL            Except as described below, principal will be distributed on
DISTRIBUTIONS        each distribution date, to the extent of available funds,
                     to the most senior class of sequential pay certificates
                     outstanding until its certificate balance is reduced to
                     zero. Payments of principal will generally be made, to the extent of available funds (i) to the class A-1
                     certificates, the class A-2 and A-2FL certificates (on a
                     pro rata and pari passu basis), the class A-3 and A-3FL
                     certificates (on a pro rata and pari passu basis), the
                     class A-SB certificates and the class A-4 and A-4FL (on a
                     pro rata and pari passu basis), in that order, in an amount equal to the funds received or advanced with respect to
                     principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been
                     reduced to zero, the funds received or advanced with
                     respect to principal on mortgage loans in loan group 2, in each case until the principal balance of the subject class of certificates is reduced to zero, and (ii) to the class
                     A-1A certificates, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the A-4
                     and A-4FL certificates have been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the
                     class A-1A certificates is reduced to zero.

                     Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB
                     certificates is required to be paid down to its scheduled
                     principal balance for that distribution date in accordance with a specified schedule that will be annexed to the
                     prospectus supplement, distributions of principal will be
                     made, to the extent of available funds, to reduce the
                     principal balance of the class A-SB certificates to its
                     scheduled principal balance for the subject distribution
                     date, out of the funds received or advanced with respect to principal on the mortgage loans in loan group 1 (prior to
                     any distributions of principal from those loan group 1
                     funds to any other class of certificates on that
                     distribution date) and, after the principal balance of the class A-1A certificates has been reduced to zero, out of
                     the funds received or advanced with respect to principal

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                     on mortgage loans in loan group 2 (prior to any
                     distributions of principal with respect to the class A-1,
                     A-2, A-2FL, A-3, A-3FL, A-4 and A-4FL certificates on that distribution date).

                     If, due to losses, the certificate balances of the class AM and class AM-FL through class Q certificates are reduced to zero, payments of principal to the class A-1, A-2, A-2FL,
                     A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates (to the extent that any two or more of these classes are
                     outstanding) will be made on a pro rata and pari passu
                     basis.

                     Following retirement of the class A-1, A-2, A-2FL, A-3,
                     A-3FL, A-SB, A-4, A-4FL and A-1A certificates, amounts
                     distributable as principal will be distributed on each
                     distribution date, to the extent of available funds, first to the class AM and AM-FL certificates (on a pro rata and
                     pari passu basis), second to the class AJ and AJ-FL
                     certificates (on a pro rata and pari passu basis), and
                     third to the class B, C, D, E, F, G, H, J, K, L, M, N, P
                     and Q certificates, in that order, in each case until the
                     related certificate balance of the subject class of
                     certificates is reduced to zero.

LOSSES               Losses realized on the mortgage loans and certain
                     default-related and other unanticipated expenses, if any,
                     will be allocated to the class Q, P, N, M, L, K, J, H, G,
                     F, E, D, C and B certificates, in that order, and then, on a pro rata and pari passu basis, to the class AJ and AJ-FL certificates, and then, on a pro rata and pari passu basis, to the class AM and AM-FL certificates, and then, on a pro rata and pari passu basis, to the class A-1, A-2, A-2FL,
                     A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates.

PREPAYMENT           Any prepayment premiums or yield maintenance charges
PREMIUMS AND YIELD   collected will be distributed to certificate holders and/or
MAINTENANCE          the swap counterparty on the distribution date following
CHARGES              the collection period in which the prepayment premium was
                     received. On each distribution date, the holders of each
                     class of offered certificates and of the class A-2FL,
                     A-3FL, A-4FL AM-FL, AJ-FL (in the case of floating rate
                     classes, in the limited circumstances described below), E,
                     F, G and H certificates then entitled to principal
                     distributions (to the extent such prepayment premium or
                     yield maintenance charge is collected from mortgage loans
                     in the loan group, if applicable, from which such class of certificates is receiving payments of principal) will be
                     entitled to a portion of prepayment premiums or yield
                     maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges,
                     net of workout fees and principal recovery fees payable
                     therefrom, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates (or, in the case of the class A-2FL, A-3FL,
                     A-4FL, AM-FL and AJ-FL certificates, the pass-through rate that would be payable thereon without regard to the related interest rate swap agreement as described under "Interest
                     Distributions" above) over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan
                     over the relevant discount rate, multiplied by (c) a
                     fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on
                     that distribution date, and the denominator of which is
                     equal to the total principal distribution amount for that
                     distribution date; provided that, if any of the class A-4
                     or class A-4FL on the one hand and A-1A on the other hand
                     were outstanding (prior to any distributions) on such
                     distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of
                     certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total
                     principal distribution amount for such distribution date
                     that is attributable to the loan group that includes the
                     prepaid mortgage loan. However, as long as the related swap agreement is in effect and there is no continuing payment
                     default thereunder, any prepayment premium or yield
                     maintenance charge allocable to the class A-2FL, A-3FL,
                     A-4FL, AM-FL and AJ-FL certificates will be payable to the respective swap counterparties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                     The portion, if any, of the prepayment premiums or yield
                     maintenance charges remaining after any payments described above will be distributed to the holders of the class X.

                     All prepayment premiums and yield maintenance charges
                     payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to
                     certain expenses of the trust fund and losses realized in
                     respect of the mortgage loans previously allocated to any
                     class of certificates.

ADVANCES             The applicable master servicer (solely with respect to
                     those mortgage loans as to which it is acting as master
                     servicer) and, if it fails to do so, the trustee will be
                     obligated to make P&I advances and servicing advances,
                     including advances of delinquent property taxes and
                     insurance, but only to the extent that such advances are
                     considered recoverable, and, in the case of P&I advances,
                     subject to appraisal reductions (which are described below)
                     that may occur.

APPRAISAL            If any of certain adverse events or circumstances described
REDUCTIONS           in the offering prospectus occur or exist with respect to
                     any mortgage loan or the mortgaged real property for any
                     mortgage loan, that mortgage loan will be considered a
                     required appraisal loan. An appraisal reduction will
                     generally be made in the amount, if any, by which the
                     principal balance of the required appraisal loan (plus
                     other amounts overdue or advanced in connection with such
                     loan) exceeds 90% of the appraised value of the related
                     mortgaged real property plus all escrows and reserves
                     (including letters of credit) held as additional collateral with respect to the mortgage loan. As a result of
                     calculating an appraisal reduction amount for a given
                     mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of
                     reducing the amount of interest available for distribution to the certificates.

                     A required appraisal loan will generally cease to be a
                     required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such
                     mortgage loan to be a required appraisal loan.

OPTIONAL             Each master servicer, the special servicer and certain
TERMINATION          certificate holders will have the option to terminate the
                     trust and retire the then outstanding certificates, in
                     whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the
                     stated principal balance of the mortgage loans is less than approximately 1.0% of the initial mortgage pool balance.
                     Such purchase price will generally be at a price equal to
                     the unpaid aggregate principal balance of the mortgage
                     loans, plus accrued and unpaid interest and certain other
                     additional trust fund expenses, and the fair market value
                     of any REO properties acquired by the trust following
                     foreclosure.

                     In addition, if, following the date on which the total
                     principal balances of the class A-1, A-2, A-2FL, A-3,
                     A-3FL, A-SB, A-4, A-4FL, A-1A, AM, AM-FL, AJ, AJ-FL, B, C
                     and D certificates are reduced to zero, all of the
                     remaining certificates, except the class Y, Z, R-I and R-II certificates, are held by the same certificate holder, the trust fund may also be terminated, subject to such
                     additional conditions as may be set forth in the pooling
                     and servicing agreement, in connection with an exchange of all the remaining certificates, except the class Y, Z, R-I and R-II certificates, for all the mortgage loans and REO
                     properties remaining in the trust fund at the time of
                     exchange.

CONTROLLING CLASS    The most subordinate class of principal balance
                     certificates that has a class certificate balance greater
                     than 25% of its original certificate balance will be the
                     controlling class of certificates; provided, however, that if no such class of principal balance certificates
                     satisfies such requirement, the controlling class of
                     certificates will be the most subordinate class of
                     principal balance certificates with a class certificate
                     balance greater than zero. The holder(s) of certificates
                     representing a majority interest in the controlling class
                     will have the right, subject to the limitations and
                     conditions

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                     described in the offering prospectus, to replace the
                     special servicer and select a representative that may
                     direct and advise the special servicer on various servicing matters. With respect to the mortgage loan known as
                     Georgia-Alabama Retail Portfolio, which mortgage loan is
                     part of a loan combination comprised of that mortgage loan, a pari passu non-trust loan, and a subordinate B-note
                     non-trust loan, for so long as such B-note has an
                     outstanding principal balance equal to or greater than 25%
                     of its outstanding principal balance (subject to the
                     conditions described in the offering prospectus), the
                     holder of the B-note (or after such period, the holder of
                     the pari passu non-trust loan or, after the securitization of this loan, the controlling class representative under
                     the securitization related to the pari passu non-trust
                     loan) will have the right, in lieu of the controlling class representative, to replace the special servicer for this
                     mortgage loan and to direct and advise the applicable
                     master servicer and the special servicer on various
                     servicing matters with respect to the loans in the
                     Georgia-Alabama Retail Portfolio loan combination and the
                     related mortgaged real property.

ERISA                The offered certificates are expected to be eligible for
                     purchase by employee benefit plans and other plans or
                     arrangements, subject to certain conditions.

SMMEA                The offered certificates will not be "mortgage related
                     securities" for the purposes of the Secondary Mortgage
                     Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

CONTACTS

                               MERRILL LYNCH & CO.

                                  John Mulligan
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Max Baker
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Rich Sigg
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                  David Rodgers
                             (212) 449-3611 (Phone)
                              (212) 449-7684 (Fax)

                                    Joe Cuomo
                             (212) 449-3766 (Phone)
                              (212) 449-7684 (Fax)

                             PNC CAPITAL MARKETS LLC

                                  Scott Holmes
                             (704) 551-2847 (Phone)
                              (704) 643-2088 (Fax)

                              GOLDMAN, SACHS & CO.

                                Scott Wisenbaker
                             (212) 902-2858 (Phone)
                              (212) 902-1691 (Fax)

                                   Anthony Kim
                             (212) 357-7160 (Phone)
                              (212) 902-1691 (Fax)

                       COUNTRYWIDE SECURITIES CORPORATION

                                 Tom O'Hallaron
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                                 Marlyn Marincas
                             (818) 225-6342 (Phone)
                              (818) 225-4032 (Fax)

                                Jerry Hirschkorn
                             (212) 649-8352 (Phone)
                              (212) 649-8391 (Fax)

                                 Cary Carpenter
                             (818) 225-6336 (Phone)
                              (818) 225-4032 (Fax)

                                 Mark Rudnitzky
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                        MORGAN STANLEY & CO. INCORPORATED

                                  Kara McShane
                             (212) 761-2164 (Phone)
                              (212) 507-5062 (Fax)

                                   Jon Miller
                             (212) 761-1317 (Phone)
                              (212) 507-6994 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination includes the related pari passu non-trust loan (except with respect to the related pari passu non-trust loan related to The Commons at Calabasas mortgage loan and in general, except with respect to principal balance figures) and excludes the related B-note non-trust loan.

GENERAL CHARACTERISTICS(1)

                                                                                 ALL MORTGAGE         LOAN            LOAN
                                                                                     LOANS           GROUP 1         GROUP 2
                                                                                --------------   --------------   ------------

Initial mortgage pool balance ...............................................   $2,785,502,677   $2,179,639,648   $605,863,029
Number of pooled mortgage loans .............................................              326              254             72
Number of mortgaged properties ..............................................              420              346             74
Percentage of investment grade loans(2) .....................................              0.7%             0.9%           0.0%
Average cut-off date principal balance ......................................        8,544,487        8,581,258      8,414,764
Largest cut-off date principal balance ......................................      105,000,000      105,000,000     40,000,000
Smallest cut-off date principal balance .....................................          853,337          873,452        853,337
Weighted average mortgage interest rate .....................................           5.7789%          5.7834%        5.7629%
Highest mortgage interest rate ..............................................           6.9250%          6.7700%        6.9250%
Lowest mortgage interest rate ...............................................           5.3800%          5.4600%        5.3800%
Number of cross collateralized mortgage loans ...............................                5                2              3
Cross collateralized mortgage loans as % of IPB .............................              1.2%             0.3%           4.5%
Number of multi property mortgage loans .....................................               15               13              2
Multi property mortgage loans as a % of IPB .................................              6.5%             6.9%           5.3%
Weighted average underwritten debt service coverage ratio(3) ................             1.34x            1.36x          1.29x
Maximum underwritten debt service coverage ratio ............................             9.60x            9.60x          2.03x
Minimum underwritten debt service coverage ratio(3) .........................             1.14x            1.15x          1.14x
Weighted average cut-off date loan-to-value ratio(3) ........................             72.1%            72.3%          71.2%
Maximum cut-off date loan-to-value ratio(3) .................................             80.3%            80.0%          80.3%
Minimum cut-off date loan-to-value ratio ....................................              7.3%             7.3%          52.1%
Weighted average remaining term to maturity or anticipated repayment date
   (months) .................................................................              112              111            113
Maximum remaining term to maturity or anticipated repayment date (months) ...              350              180            350
Minimum remaining term to maturity or anticipated repayment date (months) ...               58               58             58
Weighted average remaining amortization term (months) .......................              359              357            366
Maximum remaining amortization term (months) ................................              420              420            420
Minimum remaining amortization term (months)(4) .............................              118              118            239

(1)  Unless specifically indicated otherwise, statistical information herein and in the offering prospectus excludes the pari passu non-trust loan related to the Commons at Calabasas mortgage loan.

(2)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that the One Turnberry Place mortgage loan and the Old Glory mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(3)  With respect to certain mortgage loans, the debt service coverage ratios and/or cut-off date loan to value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions, including assumptions regarding the financial performance or value of the related mortgaged real property on a
     "stabilized" basis. For such mortgage loans, the information herein is not based on the actual "as-is" information.

(4)  Excludes mortgage loans that are interest-only for the entire term.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL

                                                           % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE
                          % OF INITIAL  ----------------------------------------------------------------------------------------
                         MORTGAGE POOL                                                        MIXED    SELF   MANUFACTURED
STATE                       BALANCE     RETAIL  OFFICE  MULTIFAMILY  HOSPITALITY  INDUSTRIAL   USE   STORAGE     HOUSING    LAND
-----------------------  -------------  ------  ------  -----------  -----------  ----------  -----  -------  ------------  ----

California ............       29.2       11.1    11.8       2.8          0.2          0.3      2.0     0.3         0.5        --
   Southern ...........       22.6        9.7     7.8       2.6           --          0.1      2.0     0.3          --        --
   Northern ...........        6.6        1.5     4.1       0.2          0.2          0.2       --      --         0.5        --
Texas .................       10.3        1.5     2.8       4.1          0.2          0.7      0.5     0.2         0.3        --
Florida ...............        6.8        1.0     0.8       3.2          0.5          1.3       --     0.1          --        --
Nevada ................        6.5        3.7     0.2       1.8           --          0.6       --      --         0.1        --
Georgia ...............        3.9        2.1     0.2       0.9          0.3          0.4       --      --          --        --
Arizona ...............        3.4        1.5     0.4       0.6           --          0.4      0.1      --          --       0.3
New Jersey ............        3.1        0.3     0.2       1.6           --           --      1.0      --          --        --
Colorado ..............        3.0        0.2     0.3        --          1.2          0.3      1.0      --          --        --
New York ..............        2.8        0.6     0.4        --          1.2           --       --     0.5         0.1        --
Maryland ..............        2.4        0.3     0.3        --          1.7          0.1      0.1      --          --        --
Massachusetts .........        2.2         --     2.1        --           --           --      0.1      --          --        --
Ohio ..................        1.9        0.4     0.2       0.3           --          0.3      0.6      --          --        --
Michigan ..............        1.8        0.4     0.4       0.8           --           --       --      --         0.1        --
North Carolina ........        1.7         --     1.2        --          0.3           --       --      --         0.2        --
Washington ............        1.6        0.3     0.3       0.6           --          0.3      0.1      --          --        --
Oklahoma ..............        1.5        0.5     0.1       0.8           --          0.1       --      --          --        --
Arkansas ..............        1.5        1.4     0.0       0.1           --           --       --      --          --        --
Minnesota .............        1.4        0.6     0.2       0.1          0.3          0.2       --      --          --        --
Pennsylvania ..........        1.3        0.7     0.2       0.1           --           --       --     0.4          --        --
Missouri ..............        1.2        0.6     0.2       0.2           --          0.2       --      --          --        --
Hawaii ................        1.2        1.2      --        --           --           --       --      --          --        --
Louisiana .............        1.1        0.3     0.3       0.2          0.3           --       --      --          --        --
South Carolina ........        1.0        0.2     0.2        --          0.1          0.5       --      --          --        --
Indiana ...............        1.0         --     0.5        --          0.3          0.1       --      --          --        --
Wyoming ...............        1.0         --      --       0.6          0.3           --       --      --          --        --
Iowa ..................        0.9         --      --       0.5           --          0.3       --     0.2          --        --
Tennessee .............        0.8        0.2     0.1       0.5           --           --       --      --          --        --
Mississippi ...........        0.7         --     0.1       0.1          0.5           --       --      --          --        --
Virginia ..............        0.7        0.2     0.2       0.1           --          0.2       --      --          --        --
Illinois ..............        0.7        0.2     0.1        --           --          0.4       --      --          --        --
Oregon ................        0.6         --     0.1        --          0.3          0.2       --      --          --        --
Kansas ................        0.5         --      --       0.5           --           --       --      --          --        --
Alabama ...............        0.4        0.0      --       0.3          0.1           --       --      --          --        --
Kentucky ..............        0.4         --      --       0.2           --          0.2       --      --          --        --
Utah ..................        0.3         --      --        --           --          0.2       --     0.0          --        --
Wisconsin .............        0.3         --     0.3        --           --           --       --      --          --        --
Connecticut ...........        0.2        0.2      --        --           --           --       --      --          --        --
Idaho .................        0.2         --      --       0.1          0.1           --       --      --          --        --
New Mexico ............        0.2        0.2      --        --           --           --       --      --          --        --
Delaware ..............        0.2        0.2      --        --           --           --       --      --          --        --
South Dakota ..........        0.1         --      --        --           --           --      0.1      --          --        --
District of Columbia...        0.1        0.1      --        --           --           --       --      --          --        --
West Virginia .........        0.0         --     0.0        --           --           --       --      --          --        --
                             -----       ----    ----      ----          ---          ---      ---     ---         ---       ---
                             100.0%      30.3%   24.1%     21.4%         7.9%         7.4%     5.7%    1.6%        1.2%      0.3%
                             =====       ====    ====      ====          ===          ===      ===     ===         ===       ===

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                                                        CUT-OFF DATE    % OF INITIAL
                                         NUMBER OF        PRINCIPAL     MORTGAGE POOL
                                      MORTGAGE LOANS       BALANCE         BALANCE
                                      --------------   --------------   -------------

Interest Only .....................          64        $1,119,450,000      40.2%
Single Tenant .....................          47        $  333,906,529      12.0%
Loans > 50% Single Tenant .........          84        $  642,192,264      23.1%
Current Secondary Debt ............          19        $  171,339,812       6.2%
Future Secondary Debt Permitted ...          49        $  683,135,156      24.5%
Lockbox ...........................          76        $  954,620,203      34.3%
Escrow Type(1) ....................
   TI/LC Reserves(2) ..............         139        $1,260,590,202      66.5%
   Real Estate Tax ................         278        $2,346,076,562      84.2%
   Insurance ......................         255        $2,014,164,979      72.3%
   Replacement Reserves ...........         247        $1,966,360,020      70.6%

(1)  Includes only upfront and ongoing reserves

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

SELECT CHARACTERISTICS OF LOAN GROUP 1

                                                        CUT-OFF DATE    % OF INITIAL
                                         NUMBER OF       PRINCIPAL      MORTGAGE POOL
                                      MORTGAGE LOANS      BALANCE          BALANCE
                                      --------------   --------------   -------------

Interest Only .....................          43        $  871,085,000      40.0%
Single Tenant .....................          47        $  333,906,529      15.3%
Loans > 50% Single Tenant .........          84        $  642,192,264      29.5%
Current Secondary Debt ............          11        $   94,385,712       4.3%
Future Secondary Debt Permitted ...          42        $  557,339,432      25.6%
Lockbox ...........................          71        $  895,830,203      41.1%
Escrow Type(1) ....................
   TI/LC Reserves(2) ..............         139        $1,260,590,202      66.5%
   Real Estate Tax ................         211        $1,787,424,239      82.0%
   Insurance ......................         188        $1,442,031,950      66.2%
   Replacement Reserves ...........         184        $1,454,687,320      66.7%

(1)  Includes only upfront and ongoing reserves

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

SELECT CHARACTERISTICS OF LOAN GROUP 2

                                                       CUT-OFF DATE    % OF INITIAL
                                         NUMBER OF      PRINCIPAL     MORTGAGE POOL
                                      MORTGAGE LOANS     BALANCE         BALANCE
                                      --------------   ------------   -------------

Interest Only .....................          21        $248,365,000        41.0%
Single Tenant(2) ..................         NAP            NAP            NAP
Loans > 50% Single Tenant .........         NAP            NAP            NAP
Current Secondary Debt ............           8        $ 76,954,101        12.7%
Future Secondary Debt Permitted ...           7        $125,795,724        20.8%
Lockbox ...........................           5        $ 58,790,000         9.7%
Escrow Type(1) ....................
   Real Estate Tax ................          67        $558,652,322        92.2%
   Insurance ......................          67        $572,133,029        94.4%
   Replacement Reserves ...........          63        $511,672,700        84.5%

----------
(1)  Includes only upfront and ongoing reserves

(2)  One of the mortgage loans, representing 2.9% of the loan group 2 balance, is secured by a multifamily property that is 100% leased to a single entity, which entity subleases the individual apartment units.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

CUT-OFF DATE BALANCE ($)

                                                AGGREGATE       % OF
           RANGE OF                              CUT-OFF       INITIAL     % OF     % OF
            CUT-OFF              NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
        DATE PRINCIPAL            MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
         BALANCES ($)              LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

853,337    - 2,999,999 .......       76      $  159,769,348      5.7%       5.5%      6.7%
3,000,000  - 3,999,999 .......       38         134,015,906      4.8%       5.2%      3.3%
4,000,000  - 4,999,999 .......       35         156,940,737      5.6%       5.5%      6.0%
5,000,000  - 5,999,999 .......       33         182,949,213      6.6%       6.4%      7.2%
6,000,000  - 6,999,999 .......       14          91,835,506      3.3%       3.0%      4.2%
7,000,000  - 7,999,999 .......       26         193,254,598      6.9%       7.9%      3.6%
8,000,000  - 9,999,999 .......       25         221,660,348      8.0%       8.6%      5.8%
10,000,000 - 12,999,999 ......       21         236,578,269      8.5%       8.8%      7.5%
13,000,000 - 19,999,999 ......       37         574,564,417     20.6%      18.6%     27.9%
20,000,000 - 49,999,999 ......       18         569,434,336     20.4%      18.4%     27.8%
50,000,000 - 105,000,000 .....        3         264,500,000      9.5%      12.1%      0.0%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====
MIN: $853,337                       MAX: $105,000,000                     AVG. $8,544,487

DEBT SERVICE COVERAGE RATIO (x)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF     % OF
                                 NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
           RANGE OF               MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
           DSCRS (x)               LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

1.14 - 1.19 ..................       26      $  255,103,851      9.2%       6.6%    18.3%
1.20 - 1.24 ..................       93         741,663,792     26.6%      28.6%    19.6%
1.25 - 1.29 ..................       65         516,412,206     18.5%      12.5%    40.1%
1.30 - 1.34 ..................       46         468,866,312     16.8%      20.4%     4.0%
1.35 - 1.39 ..................       25         303,473,248     10.9%      12.2%     6.3%
1.40 - 1.44 ..................       17         108,210,223      3.9%       4.3%     2.3%
1.45 - 1.49 ..................       10          48,580,395      1.7%       1.7%     1.8%
1.50 - 1.59 ..................       13         184,992,832      6.6%       7.6%     3.3%
1.60 - 1.99 ..................       24         113,478,056      4.1%       4.3%     3.2%
2.00 - 9.60 ..................        7          44,721,762      1.6%       1.8%     1.0%
                                    ---      --------------    -----      -----    -----
Total ........................      326      $2,785,502,677    100.0%     100.0%   100.0%
                                    ===      ==============    =====      =====    =====
MIN: 1.14x                          MAX: 9.60x                           WTD. AVG. 1.34x

MORTGAGE RATE (%)

                                               AGGREGATE        % OF
                                                CUT-OFF        INITIAL     % OF     % OF
                                 NUMBER OF        DATE        MORTGAGE     LOAN     LOAN
           RANGE OF               MORTGAGE     PRINCIPAL        POOL     GROUP 1   GROUP 2
      MORTGAGE RATES (%)           LOANS      BALANCE ($)      BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   --------

5.3800 - 5.4999 ..............        9      $  132,970,000      4.8%       3.0%     11.2%
5.5000 - 5.7499 ..............      134       1,430,477,739     51.4%      53.6%     43.2%
5.7500 - 5.9999 ..............      135         893,600,528     32.1%      31.3%     35.0%
6.0000 - 6.0999 ..............       21         101,158,034      3.6%       4.2%      1.6%
6.1000 - 6.1999 ..............        9          80,417,418      2.9%       3.6%      0.5%
6.2000 - 6.2999 ..............        9          70,385,608      2.5%       0.9%      8.4%
6.3000 - 6.3999 ..............        2          10,451,343      0.4%       0.5%      0.0%
6.4000 - 6.4999 ..............        2           7,650,000      0.3%       0.4%      0.0%
6.5000 - 6.9250 ..............        5          58,392,006      2.1%       2.6%      0.1%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====
MIN: 5.3800                         MAX: 6.9250                          WTD. AVG. 5.7789

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF     % OF
           RANGE OF              NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
       CUT-OFF DATE LTV           MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
          RATIOS (%)               LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

7.3  - 50.0 ..................       13      $   51,837,810      1.9%       2.4%      0.0%
50.1 - 60.0 ..................       28         161,164,663      5.8%       3.7%     13.3%
60.1 - 65.0 ..................       33         182,523,141      6.6%       7.0%      4.8%
65.1 - 70.0 ..................       48         452,568,079     16.2%      15.8%     17.8%
70.1 - 75.0 ..................       81         681,708,255     24.5%      24.2%     25.3%
75.1 - 77.5 ..................       36         416,184,090     14.9%      14.6%     16.3%
77.6 - 80.0 ..................       86         834,216,638     29.9%      32.2%     21.7%
80.1 - 80.3 ..................        1           5,300,000      0.2%       0.0%      0.9%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====
MIN: 7.3%                           MAX: 80.3%                             WTD. AVG. 72.1%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                               AGGREGATE        % OF
             RANGE OF                           CUT-OFF        INITIAL     % OF    % OF
           MATURITY DATE         NUMBER OF       DATE         MORTGAGE     LOAN    LOAN
              OR ARD              MORTGAGE    PRINCIPAL         POOL     GROUP 1  GROUP 2
          LTV RATIOS (%)           LOANS     BALANCE ($)      BALANCE    BALANCE  BALANCE
------------------------------   ---------   --------------   --------   -------  --------

Fully Amortizing .............        7      $   18,088,740       0.6%      0.8%     0.1%
6.0  - 40.0 ..................       12          51,638,674       1.9%      2.2%     0.5%
40.1 - 50.0 ..................       19         116,045,785       4.2%      3.9%     5.2%
50.1 - 60.0 ..................       60         342,272,185      12.3%     10.8%    17.8%
60.1 - 62.4 ..................       17         122,267,867       4.4%      3.8%     6.4%
62.5 - 65.0 ..................       36         299,440,432      10.7%     12.3%     5.3%
65.1 - 67.4 ..................       42         204,924,236       7.4%      8.5%     3.2%
67.5 - 70.0 ..................       41         318,388,969      11.4%      9.3%    19.1%
70.1 - 75.0 ..................       57         654,280,788      23.5%     22.3%    27.8%
75.1 - 80.3 ..................       35         658,155,000      23.6%     26.1%    14.7%
                                    ---      --------------     -----     -----    -----
Total ........................      326      $2,785,502,677     100.0%    100.0%   100.0%
                                    ===      ==============     =====     =====    =====
MIN: 6.0%                           MAX: 80.3%                            WTD. AVG. 67.2%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF       % OF
            RANGE OF             NUMBER OF        DATE        MORTGAGE     LOAN       LOAN
         ORIGINAL TERMS           MORTGAGE      PRINCIPAL        POOL     GROUP 1   GROUP 2
       TO MATURITY (MOS.)          LOANS       BALANCE ($)     BALANCE    BALANCE   BALANCE
------------------------------   ---------   --------------   ---------   -------   -------

1   - 60 .....................       14      $  191,533,492       6.9%       6.4%     8.7%
61  - 72 .....................        4         125,000,000       4.5%       5.7%     0.0%
73  - 84 .....................        7          71,830,000       2.6%       2.7%     2.0%
85  - 96 .....................        1           3,350,000       0.1%       0.2%     0.0%
97  - 120 ....................      292       2,352,674,455      84.5%      84.1%    85.8%
121 - 360 ....................        8          41,114,729       1.5%       0.9%     3.5%
                                    ---      --------------     -----      -----    -----
Total ........................      326      $2,785,502,677     100.0%     100.0%   100.0%
                                    ===      ==============     =====      =====    =====
MIN: 60                             MAX: 360                                WTD. AVG. 113

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
           RANGE OF              NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
        REMAINING TERMS           MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
      TO MATURITY (MOS.)           LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

58 - 60 ......................       14      $  191,533,492      6.9%       6.4%      8.7%
61 - 84 ......................       11         196,830,000      7.1%       8.5%      2.0%
85 - 121 .....................      293       2,356,024,455     84.6%      84.2%     85.8%
122 - 350 ....................        8          41,114,729      1.5%       0.9%      3.5%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====
MIN: 58                             MAX: 350                                WTD. AVG. 112

REMAINING PARTIAL IO TERM (MOS)

                                               AGGREGATE      % OF
                                                CUT-OFF      INITIAL     % OF      % OF
                                 NUMBER OF        DATE      MORTGAGE     LOAN      LOAN
      RANGE OF REMAINING          MORTGAGE     PRINCIPAL      POOL     GROUP 1   GROUP 2
       PARTIAL IO TERMS            LOANS      BALANCE ($)    BALANCE   BALANCE   BALANCE
------------------------------   ---------   ------------   --------   -------   ------

9 - 14 .......................        8      $ 65,730,000      2.4%      1.5%      5.4%
15 - 24 ......................       29       173,619,000      6.2%      7.1%      3.2%
25 - 34 ......................       23       129,065,326      4.6%      4.9%      3.6%
35 - 39 ......................       25       158,439,000      5.7%      5.4%      6.7%
40 - 54 ......................        7        90,610,000      3.3%      3.8%      1.4%
55 - 83 ......................       45       348,589,000     12.5%     13.1%     10.5%
                                    ---      ------------     ----      ----      ----
Total ........................      137      $966,052,326     34.7%     35.8%     30.8%
                                    ===      ============     ====      ====      ====
MIN: 9                               MAX: 83                              WTD. AVG. 41

PROPERTY STATE/LOCATION

                                                 AGGREGATE       % OF
                                                  CUT-OFF       INITIAL     % OF      % OF
                                  NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
                                  MORTGAGED      PRINCIPAL       POOL     GROUP 1   GROUP 2
            LOCATION             PROPERTIES     BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ----------   --------------   --------   -------   -------

California ...................       78       $  812,070,446     29.2%      33.0%     15.3%
   Southern ..................       59          628,824,807     22.6%      25.5%     12.1%
   Northern ..................       19          183,245,639      6.6%       7.5%      3.1%
Texas ........................       40          287,144,377     10.3%       7.6%     20.2%
Florida ......................       20          190,077,051      6.8%       4.7%     14.6%
Nevada .......................       14          180,003,231      6.5%       5.8%      8.8%
Georgia ......................       74          109,834,311      3.9%       3.9%      4.2%
Other(a) .....................      194        1,206,373,260     43.3%      45.1%     37.0%
                                    ---       --------------    -----      -----     -----
Total ........................      420       $2,785,502,677    100.0%     100.0%    100.0%
                                    ===       ==============    =====      =====     =====

(a)  Including 37 States and the District of Columbia

PROPERTY TYPE

                                                 AGGREGATE       % OF
                                                  CUT-OFF       INITIAL     % OF     % OF
                                  NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
                                  MORTGAGED      PRINCIPAL       POOL     GROUP 1   GROUP 2
         PROPERTY TYPE           PROPERTIES     BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ----------   --------------   --------   -------   -------

Retail .......................       174      $  844,788,941     30.3%      38.8%      0.0%
Office .......................        73         672,086,232     24.1%      30.8%      0.0%
Multifamily ..................        81         630,228,562     22.6%       1.1%    100.0%
   Multifamily ...............        75         595,513,562     21.4%       0.6%     96.0%
   Manufactured Housing ......         6          34,715,000      1.2%       0.5%      4.0%
Hospitality ..................        29         219,470,791      7.9%      10.1%      0.0%
Industrial ...................        30         206,223,538      7.4%       9.5%      0.0%
Mixed Use ....................        18         158,765,056      5.7%       7.3%      0.0%
Self Storage .................        14          45,539,557      1.6%       2.1%      0.0%
Land .........................         1           8,400,000      0.3%       0.4%      0.0%
                                     ---      --------------    -----      -----     -----
Total ........................       420      $2,785,502,677    100.0%     100.0%    100.0%
                                     ===      ==============    =====      =====     =====

AMORTIZATION TYPES

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
                                 NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
                                  MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
     AMORTIZATION TYPES            LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

Interest Only ................       64      $1,119,450,000     40.2%      40.0%     41.0%
IO-Balloon ...................      137         966,052,326     34.7%      35.8%     30.8%
Balloon ......................      115         661,561,611     23.8%      22.6%     28.1%
Fully Amortizing .............        7          18,088,740      0.6%       0.8%      0.1%
IO-ARD .......................        3          20,350,000      0.7%       0.9%      0.0%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====

REMAINING STATED AMORTIZATION TERM (MOS)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
                                 NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
   RANGE OF REMAINING STATED      MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
   AMORTIZATION TERMS (MOS.)       LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

Interest Only ................       67      $1,139,800,000     40.9%      40.9%     41.0%
118 - 240 ....................       15          56,758,298      2.0%       2.5%      0.5%
241 - 300 ....................       14          73,602,872      2.6%       2.0%      4.9%
301 - 360 ....................      201       1,269,542,467     45.6%      47.3%     39.4%
361 - 420 ....................       29         245,799,040      8.8%       7.3%     14.1%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====
MIN: 118                            MAX: 420                                WTD. AVG. 359

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

CLASS A-2 AND A-2 FL (5 YEARS)

                                               AGGREGATE      LOAN BALANCE                       REMANING            CUT-OFF
                                             CUT-OFF DATE    AT MATURITY /                       TERM TO               DATE    U/W
                                    LOAN   PRINCIPAL BALANCE     ARD TO            PROPERTY    MATURITY /  REMAINING   LTV     NCF
LOAN/PROPERTY NAME                 SELLER ALLOCATED TO CLASS     CLASS     STATE     TYPE     ARD (MONTHS) IO PERIOD  RATIO   DSCR
---------------------------------- ------ ------------------ ------------- ----- ------------ ------------ --------- ------- -----

Residence Inn Bethesda              MLML      $46,250,000     $ 46,250,000   MD  Hospitality       59         59       69.5%  1.54x
150 Bay Street                      CRF        27,500,000       27,500,000   NJ  Mixed Use         58         58       61.2   1.38
Carlsbad Corporate Plaza            MLML       21,250,000       21,250,000   CA  Office            59         59       78.7   1.27
Orchard Plaza I-IV                  AMCC       18,400,000       18,400,000   CO  Mixed Use         58         58       75.4   1.23
Guardian Storage OF & WP            CRF        10,100,000        9,779,755   PA  Self Storage      59         23       77.3   1.21
Mesa Ridge                          CRF         4,800,000        4,800,000   CA  Office            58         58       76.2   1.27
Esplanade                           CRF         3,500,000        3,368,233   CA  Mixed Use         58         22       40.7   1.21
Emerson Plaza Phase I               AMCC        3,280,000        3,162,172   WA  Mixed Use         58         22       53.8   1.23
GSA Chicago Heights                 CRF         1,800,000        1,800,000   IL  Office            58         58       62.1   1.46
1219 E. Debbie Lane                 CRF         1,798,492        1,683,323   TX  Retail            59         0        60.6   1.32
CLASS A-2 AND A-2 FL TOTAL BALLOON
PAYMENT                                                       $137,993,483
REMAINING CLASS A-2 AND A-2 FL
AMORTIZATION                                                  $  2,804,517
TOTAL CLASS A-2 AND A-2 FL
CERTIFICATE BALANCE                                           $140,798,000

CLASS A-3 AND A-3 FL (6-9 YEARS)

                                               AGGREGATE      LOAN BALANCE                       REMANING             CUT-OFF
                                             CUT-OFF DATE    AT MATURITY /                        TERM TO              DATE    U/W
                                    LOAN   PRINCIPAL BALANCE     ARD TO             PROPERTY    MATURITY /  REMAINING   LTV    NCF
LOAN/PROPERTY NAME                 SELLER ALLOCATED TO CLASS     CLASS      STATE     TYPE     ARD (MONTHS) IO PERIOD  RATIO  DSCR
---------------------------------- ------ ------------------ ------------- ------- ----------- ------------ --------- ------- ----

One Pacific Plaza                   MLML     $105,000,000     $105,000,000    CA   Office            72         72     75.5%  1.31x
Morehead Medical Plaza              CRF        32,900,000       32,900,000    NC   Office            83         83     70.6   1.59
Sierra Crest Center                 MLML        9,482,343        8,178,965    CA   Retail           111          0     53.0   1.50
Gateway Medical Plaza               AMCC        8,800,000        8,800,000    CA   Office            63         63     72.1   1.37
III United Plaza                    CRF         7,520,000        7,520,000    LA   Office            83         83     80.0   1.39
Country Club Village                CRF         7,500,000        7,500,000    CA   Retail            82         82     67.6   1.47
Heinz Distribution Center           CRF         7,400,000        7,400,000    IA   Industrial        82         82     65.1   1.51
Solano Diagnostic Imaging           AMCC        5,600,000        5,600,000    CA   Office            63         63     68.3   1.41
Vaca Valley Health Plaza            AMCC        5,600,000        5,600,000    CA   Office            63         63     70.0   1.50
Four Cities Properties Portfolio    PNC         5,259,911        4,497,958    IA   Various          112          0     76.7   1.25
Fresenius Medical Pool              AMCC        4,550,000        4,550,000 Various Office            83         83     76.5   1.44
Citibank Retail Condo               MLML        3,350,000        3,132,638    PA   Retail            95         35     77.2   1.15
Oak Mountain Lodge                  AMCC        2,563,317        1,738,505    AL   Hospitality      113          0     61.0   1.57
Village at Parker I                 MLML        1,950,000        1,817,443    CO   Retail           113         53     72.0   1.30
CLASS A-3 AND A-3 FL TOTAL BALLOON
PAYMENT                                                       $204,235,509
REMAINING CLASS A-3 AND A-3 FL
AMORTIZATION                                                  $        491
TOTAL CLASS A-3 AND A-3 FL
CERTIFICATE BALANCE                                           $204,236,000

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS

                                               NUMBER OF
                                               MORTGAGE                   % OF
                                                LOANS/                   INITIAL                           LOAN
                                               MORTGAGED  CUT-OFF DATE  MORTGAGE                          BALANCE         CUT-OFF
                                   MORTGAGE      REAL       PRINCIPAL     POOL      PROPERTY   PROPERTY     PER    DSCR  DATE LTV
NO.  LOAN NAME                   LOAN SELLER  PROPERTIES     BALANCE     BALANCE      TYPE      SIZE(1)   SF/UNIT   (x)  RATIO (%)
---  --------------------------  -----------  ----------  ------------  --------  -----------  --------  --------  ----  ---------

 1.  One Pacific Plaza               MLML        1   1    $105,000,000     3.8%      Office     428,244  $    245  1.31x   75.5%
 2.  The Commons at Calabasas        CRF         1   1    $101,500,000     3.6%      Retail     171,097  $    593  1.21    79.9
 3.  10 Milk Street                  MLML        1   1    $ 58,000,000     2.1%      Office     229,843  $    252  1.30    71.9
 4.  Residence Inn Bethesda          MLML        1   1    $ 46,250,000     1.7%   Hospitality       187  $247,326  1.54    69.5
 5.  Mervyn's Corporate
        Headquarters                 PNC         1   1    $ 45,000,000     1.6%      Office     336,000  $    134  1.35    68.2
 6.  Millbridge Apartments           MLML        1   1    $ 40,000,000     1.4%   Multifamily       848  $ 47,170  1.25    76.0
 7.  Renaissance III Retail          CRF         1   1    $ 40,000,000     1.4%      Retail     225,973  $    177  1.23    80.0
 8.  Scottsdale Center               MLML        1   1    $ 38,000,000     1.4%      Retail     201,565  $    189  1.24    71.7
 9.  Orlando Airport Industrial      MLML        1   1    $ 35,000,000     1.3%    Industrial   493,000  $     71  1.37    73.8
10.  Broadstone Vista Ridge          PNC         1   1    $ 33,300,000     1.2%   Multifamily       372  $ 89,516  1.38    72.4
                                                --  --    ------------    ----                                     ----    ----
     TOTAL/WEIGHTED AVERAGE                     10  10    $542,050,000    19.5%                                    1.31x   74.6%
                                                ==  ==    ============    ====                                     ====    ====

(1)  Property size is indicated in rooms (for hospitality properties), in dwelling units (for multifamily properties) and square feet for all other property types.

MORTGAGE POOL PREPAYMENT PROFILE

                    PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                                          % OF REM
            MONTHS                      AGGREGATE         MORTGAGE         % OF REM             % OF REM       % OF REM
            SINCE                       REMAINING       POOL BALANCE       MORTGAGE             MORTGAGE       MORTGAGE
           CUT-OFF     NUMBER OF        PRINCIPAL        LOCK OUT/      POOL BALANCE        POOL BALANCE X%  POOL BALANCE
  PERIOD     DATE   MORTGAGE LOANS       BALANCE       DEFEASANCE(2)  YIELD MAINTENANCE(3)     PENALTY(4)        OPEN       TOTAL
---------  -------  --------------  -----------------  -------------  --------------------  ---------------  ------------  ------

June 2007      0          326       $2,785,502,676.62      99.58%              0.39%              0.03%          0.00%     100.00%
June 2008     12          326       $2,775,823,874.94      98.51%              1.46%              0.03%          0.00%     100.00%
June 2009     24          326       $2,764,700,357.42      97.32%              2.65%              0.03%          0.00%     100.00%
June 2010     36          326       $2,750,681,618.47      92.06%              7.14%              0.03%          0.77%     100.00%
June 2011     48          326       $2,732,699,653.31      90.48%              8.71%              0.03%          0.78%     100.00%
June 2012     60          312       $2,521,678,625.74      86.30%             12.69%              0.22%          0.79%     100.00%
June 2013     72          308       $2,371,781,330.74      86.01%             13.76%              0.23%          0.00%     100.00%
June 2014     84          301       $2,273,640,426.16      87.31%             12.46%              0.23%          0.00%     100.00%
June 2015     96          300       $2,242,299,114.03      87.41%             12.36%              0.23%          0.00%     100.00%
June 2016    108          299       $2,211,903,061.47      87.20%             12.23%              0.19%          0.37%     100.00%
June 2017    120            7       $   24,613,610.81      73.87%             26.13%              0.00%          0.00%     100.00%
June 2018    132            6       $    4,548,480.84       0.00%            100.00%              0.00%          0.00%     100.00%
June 2019    144            2       $    1,864,538.90       0.00%            100.00%              0.00%          0.00%     100.00%
June 2020    156            2       $    1,285,022.60       0.00%            100.00%              0.00%          0.00%     100.00%
June 2021    168            2       $      668,455.09       0.00%            100.00%              0.00%          0.00%     100.00%
June 2022    180            0       $              --       0.00%              0.00%              0.00%          0.00%       0.00%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise, Mortgage Pool Prepayment Profile is calculated based on Modeling Assumptions to be described in the offering prospectus.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Including mortgage loans that permit defeasance or prepayment with yield maintenance and mortgage loans that permit greater of yield maintenance cost and x% penalties.

(4)  Including mortgage loans that permit defeasance or x% penalties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

ONE PACIFIC PLAZA

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                       Huntington Beach, CA
Property Type                                                             Office
Size (Square Feet)                                                       428,244
Percentage Physical Occupancy as of May 8, 2007                            95.2%
Year Built                                                                  1984
Year Renovated                                                              2007
Appraisal Value                                                     $139,000,000
# of Tenant Leases                                                            55
Average Rent Per Square Foot                                              $25.52
Underwritten Economic Occupancy                                            94.5%
Underwritten Revenues                                                $13,369,182
Underwritten Total Expenses                                           $5,322,035
Underwritten Net Operating Income (NOI)                               $8,047,146
Underwritten Net Cash Flow (NCF)                                      $7,981,134
2007 NOI (T-3 Annualized)                                             $5,984,400
2006 NOI                                                              $5,598,991
2005 NOI                                                              $5,816,129

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                    May 10, 2007
Cut-off Date Principal Balance                                      $105,000,000
Cut-off Date Loan Balance Per Square Foot                                   $245
Percentage of Initial Mortgage Pool Balance                                 3.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6890%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            72
Original Term to Maturity/ARD (Months)                                        72
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(24), Def(46), O(2)
Lockbox                                                         Soft at Closing,
                                                                  Springing Hard
Cut-off Date LTV Ratio                                                     75.5%
LTV Ratio at Maturity or ARD                                               75.5%
Underwritten DSCR on NOI                                                   1.33x
Underwritten DSCR on NCF                                                   1.31x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "One Pacific Plaza Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a Class "A" office complex (the "One Pacific Plaza Property") located in
Huntington Beach, California. The One Pacific Plaza Loan represents approximately 3.8% of the initial mortgage pool balance and approximately 4.8%
of the initial loan group 1 balance.

The One Pacific Plaza Loan was originated on May 10, 2007 and has a principal balance as of the cut-off date of $105,000,000. The One Pacific Plaza Loan has a remaining term of 72 months and is scheduled to mature June 8, 2013. The One
Pacific Plaza Loan permits defeasance with United States government obligations beginning two years after the closing date of the series 2007-7 securitization trust. The One Pacific Plaza Loan may be prepaid on or after May 8, 2013 without penalty.

THE PROPERTY. The One Pacific Plaza Property consists of two 6-story multi-tenant Class "A" office buildings totaling 189,165 square feet ("sf"), one
12-story multi-tenant Class "A" office building containing 193,081 sf, one restaurant containing 9,998 sf, and one fitness center containing 36,000 sf for a total of 428,244 sf of net rentable area. The subject was built in phases with the first phase starting in 1984 and the last phase, which is scheduled to be delivered to the tenant 24 Hour Fitness this month. The One Pacific Plaza
Property is equipped with a six level parking garage containing 1,263 spaces and surface parking for 356 vehicles. On the subject premises but not included in the collateral is a 224-room hotel, a 4-story medical building, and two additional restaurants. There is a newly signed lease for signage which is visable by approximately 250,000 commuters daily on the Interstate 405 freeway.

The One Pacific Plaza Property is located on the north side of Center Avenue immediately south of Interstate 405, the main freeway in the area which connects
Orange County to Los Angeles County in the west and San Diego County in the southeast. Freeway access is provided via five north-south and two east-west thoroughfares. Additionally, the John Wayne and Long Beach airports are located approximately eleven and thirteen miles from the property, respectively.

The One Pacific Plaza Property is currently 95.2% leased to 53 office tenants
(382,246 square feet) and 2 retail tenants (45,998 square feet). The following table presents certain information relating to the major tenants at the One
Pacific Plaza Property:

                               TENANT INFORMATION

                                                       CREDIT RATINGS                              BASE RENT      LEASE
TENANT NAME                    PARENT COMPANY          (MOODY'S/S&P)(1)   SQUARE FEET   % OF GLA      PSF      EXPIRATION
----------------------------   ---------------------   ----------------   -----------   --------   ---------   ----------

Triad Financial Corporation    NAP                            B3/B           62,885       14.7%      $26.40     2/29/2008(2)
24 Hour Fitness                Fitness Holdings Inc.         B1/NR           36,000        8.4        24.30     3/31/2022
Platt College, Anaheim, Inc.   NAP                           NR/NR           35,272        8.2        25.69    10/27/2013
                                                                            -------       ----       ------
TOTAL/WEIGHTED AVERAGE                                                      134,157       31.3%      $25.65
                                                                            =======       ====       ======

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  See "Escrows" herein for additional information.

The following table presents certain information relating to the lease rollover schedule at the One Pacific Plaza Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                  CUMULATIVE
                   #                                                 % OF      CUMULATIVE   CUMULATIVE    CUMULATIVE %
             OF LEASES   TOTAL SF   % OF TOTAL SF                  TOTAL SF     TOTAL SF      TOTAL      OF BASE ACTUAL
   YEAR       EXPIRING   EXPIRING      EXPIRING       REVENUES     EXPIRING     EXPIRING     REVENUES     RENT ROLLING
----------   ---------   --------   -------------   -----------   ----------   ----------   ----------   --------------

  Vacant        NAP        20,646         4.8%      $         0        4.8%       20,646    $        0          0.0%
    MTM           1         1,338         0.3            34,548        5.1        21,984        34,548          0.3
    2007          7        29,728         6.9           820,992       12.1        51,712       855,540          8.2
    2008         18        86,140        20.1         2,245,268       32.2       137,852     3,100,808         29.8
    2009         13        64,681        15.1         1,693,998       47.3       202,533     4,794,806         46.1
    2010         12        44,070        10.3         1,001,519       57.6       246,603     5,796,325         55.7
    2011          6        42,297         9.9         1,069,680       67.5       288,900     6,866,005         66.0
    2012          6        49,524        11.6         1,389,040       79.0       338,424     8,255,045         79.4
    2013          2        45,270        10.6         1,068,640       89.6       383,694     9,323,685         89.6
    2014          1         5,500         1.3           174,900       90.9       389,194     9,498,585         91.3
    2015          0             0         0.0                 0       90.9       389,194     9,498,585         91.3
    2016          0             0         0.0                 0       90.9       389,194     9,498,585         91.3
    2017          0             0         0.0                 0       90.9       389,194     9,498,585         91.3
Thereafter        2        39,050         9.1           902,330      100.0       428,244    10,400,915        100.0
                ---       -------       -----       -----------
   TOTAL         68       428,244       100.0%      $10,400,915
                ===       =======       =====       ===========

(1)  Information obtained from the One Pacific Plaza Borrower's rent roll dated
     May 8, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE MARKET(1). The One Pacific Plaza Property is located in the West Orange
County submarket of the Orange County office market. The submarket contains 84 buildings totaling more than 5.0 million square feet of office space, representing 5.3% of the market's inventory. As of the Fourth Quarter 2006, the market vacancy rate was 7.9% with the submarket at 6.0%. Average market and submarket rents for the same period were $29.52 psf and $25.32 psf, respectively. The average rents at the One Pacific Plaza Property of $25.52 psf are in line with the submarket.

The One Pacific Plaza Borrower intends to develop the One Pacific Plaza Property to incorporate residential, office and retail components. In effectuating the foregoing, the sponsors of the One Pacific Plaza Borrower also own a lifestyle center with anchors including a 20 screen movie theater, Barnes & Noble, Circuit
City, Bed, Bath & Beyond and restaurants such as The Cheesecake Factory and
Romano's Macaroni Grill. The residential component of the master plan is still in its early stages.

The Orange County Market has seen steady growth. As of November 2006, the market features an unemployment rate of 3.4%, which is down 6% from the November 2005 unemployment rate of 3.6%. During the same time the average rents have increased
3% from $28.56 psf to $29.52 psf. Orange County's mean household income of
$89,328 is the highest of all Southern California Counties. Population in the
one, three and five mile radius is 22,070, 228,023 and 539,876, respectively with median household incomes of $72,870, $74,490, and $79,802, respectively.
Major employers in the county include the Walt Disney Company, University of
California, Irvine, Boeing Company and Ameriquest Capital Corporation.

THE BORROWER. The borrower is a joint venture between DJM Capital and Capmark
Investments as tenants in common (the "One Pacific Plaza Borrower"). The One
Pacific Plaza Borrower is comprised of three members, each holding between
4.794% to a 86.30% ownership interest. Bella Terra Office JV, LLC holds the controlling interest with 86.30% control of the One Pacific Plaza Borrower, followed by AIP Bella Terra, LLC with a 8.866% ownership interest, and Encino
Bella Terra, LLC with a 4.794% ownership interest.

DJM Capital Partners ("DJM") is the managing member of the One Pacific Plaza
Borrower and owns and acquires institutional quality real estate in California and the West Coast. DJM has experience in all asset types and since its inception in 1992 has acquired and sold in excess of $750 million in investment properties.

Capmark Investments LP ("Capmark") manages equity and mortgage--related investments in public and private markets with approximately $13.7 billion in investments under management and supervision. Commercial Equity Investors, a subsidiary of the Capmark Finance Group (S&P: BBB-), guaranteed $2.5 million for tenant improvements and leasing commissions at the One Pacific Plaza Property.

REVERSE 1031 EXCHANGE. As of the closing date, the sole member of Encino Bella
Terra, LLC ("Encino"), one of the members of the One Pacific Plaza Borrower, is
First American Exchange Corp. ("First American") on account of a contemplated
1031 exchange. The loan agreement provides for a mandatory transfer that must occur within ninety (90) days of closing date of the One Pacific Plaza Loan whereby First American is required to transfer all of its membership interests in Encino to Bella Terra Retail Group, LLC ("Bella") which is owned and controlled by DJM and the guarantors. Failure of the mandatory transfer to occur will result in an event of default under the related loan documents, which will trigger full recourse obligations to the One Pacific Plaza Borrower and guarantors. For so long as First American is the sole member of Encino, Encino is required to enter into a net lease of its interest in the One Pacific Plaza
Property to Bella. Such lease is fully subordinated to the mortgage and loan documents. Upon the mandatory transfer as set forth above, such lease will terminate.

PROPERTY MANAGEMENT. The One Pacific Plaza Property will be managed by DJM
Capital Partners, an affiliate of the One Pacific Plaza Borrower.

LOCKBOX. Soft lockbox with springing cash management period commencing upon (a)
the date upon which the debt service coverage ratio ("DSCR") for the One Pacific
Plaza Property, as reasonably determined by lender, for the immediately preceding three (3) month period is less than 1.05 to 1.00 on an interest only basis, and ending on the date the DSCR equals or exceeds 1.20 to 1.00 on an interest only basis for the immediately preceding three (3) month period, (b)
the date upon which an event of default occurs under the One Pacific Plaza Loan documents and ending on the date that such event of default is cured or (c) if the One Pacific Plaza Borrower fails to make immediate repairs to the signage outlined in the loan documents.

(1)  Certain information obtained from the appraisal of the One Pacific Plaza
     Property dated April 4, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the One Pacific Plaza Loan:

                                ESCROWS/RESERVES

TYPE:                                        INITIAL     MONTHLY
----------------------------------------   ----------   --------
Taxes                                      $  133,849   $133,849
TI/LC Reserve(1)                           $        0   $ 31,833
24 Hour Fitness Reserve(2)                 $2,847,906   $      0
Triad Financial Reserve(3)                 $1,257,700   $      0
Buca Litigation Reserve(4)                 $  200,000   $      0
Required Repairs Reserve(5)                $  130,588   $      0
Outstanding Tenant Obligation Reserve(6)   $  202,873   $      0

(1)  $2,500,000 will be advanced by Capmark pursuant to the Bella Terra Office
     JV operating agreement but will not be part of the collateral. The aggregate Monthly TI/LC Reserve is capped at $1,146,000.

(2)  24 Hour Fitness Reserve will be released to the One Pacific Plaza Borrower for so long as no event of default has occurred and is continuing, the One
     Pacific Plaza Borrower provides 24 Hour Fitness tenant estoppel satisfactory to lender and 24 Hour Fitness is paying full unabated rent. If these terms are not met, lender may without notice apply the funds to debt service if One Pacific Plaza Borrower is not timely with payment of the note.

(3)  Triad Financial Reserve will be released to the One Pacific Plaza Borrower for so long as no event of default has occurred and is continuing and either a) Triad delivers a renewal lease or b) Triad fails to renew its lease and the One Pacific Plaza Borrower has delivered to lender a new lease representing the same space as Triad occupies. If these terms are not met, lender may without notice apply the funds to debt service if One
     Pacific Plaza Borrower is not timely with payment of the note.

(4)  Buca Litigation Reserve has been reserved in the event that the lawsuit between One Pacific Plaza Borrower and Buca di Beppo Restaurant has not
     been settled. See "Risk Factors -- Risks Related to the Mortgage Loans --
     Litigation or Other Legal Proceedings May Have Adverse Effect on Borrowers"
     in the related prospectus supplement for more information.

(5)  Required Repairs Reserve consists of an $130,588 upfront reserve for improvements to the parking garage plus an additional amount to be determined by lender if the completion of signage installation is not completed within one year from closing of the One Pacific Plaza Loan.

(6)  Outstanding Tenant Obligations are allocated $118,528 to Cost Business
     Centers, $62,225 to Sungard, and $22,120 to BJ's Restaurant.

ADDITIONAL DEBT: None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE COMMONS AT CALABASAS

                                [PHOTO OMITTED]

                             PROPERTY INFORMATION(1)

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Calabasas, CA
Property Type                                                             Retail
Size (Square Feet)(2)                                                    171,097
Percentage Physical Occupancy as of March 15, 2007                        100.0%
Year Built                                                                  1998
Year Renovated                                                               NAP
Appraisal Value                                                     $127,000,000
# of Tenants                                                                  36
Average Rent Per Square Foot                                              $32.90
Underwritten Economic Occupancy                                            96.0%
Underwritten Revenues                                                $10,329,602
Underwritten Total Expenses                                           $3,233,507
Underwritten Net Operating Income (NOI)                               $7,096,095
Underwritten Net Cash Flow (NCF)                                      $6,892,728
Feb 2007 (TTM) NOI                                                    $7,041,884
2006 NOI                                                              $6,991,332
2005 NOI                                                              $6,824,275

                          MORTGAGE LOAN INFORMATION(1)

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                    May 10, 2007
Cut-off Date Principal Balance                                      $101,500,000
Cut-off Date Loan Balance Per Square Foot                                   $593
Percentage of Initial Mortgage Pool Balance                                 3.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.5400%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(24), Def(92), O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     79.9%
LTV Ratio at Maturity or ARD                                               79.9%
Underwritten DSCR on NOI                                                   1.24x
Underwritten DSCR on NCF                                                   1.21x

(1)  Numbers in this table do not take into account the pari passu future funding obligation. See "Additional Advance" below.

(2)  Excludes Edwards Theatres (33,475 square feet) and Kings Seafood Company
     (9,300 square feet), which tenants own their improvements and pay ground rent to the Commons at Calabasas Borrower under a ground lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Commons at Calabasas Loan") is evidenced by one of two promissory notes secured by a first mortgage encumbering the fee interest in a Class A lifestyle retail shopping center located in the San
Fernando Valley, approximately 25 miles northwest of Los Angeles, in Calabasas,
California (the "Commons at Calabasas Property"). The Commons at Calabasas Loan
represents approximately 3.6% of the initial mortgage pool balance and approximately 4.7% of the initial loan group 1 balance.

The Commons at Calabasas Loan was originated on May 10, 2007, and has a principal balance as of the cut-off date of $101,500,000. The Commons at
Calabasas Loan has a remaining term of 120 months and a scheduled maturity date of June 8, 2017. The Commons at Calabasas Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust.
Voluntary prepayment of the Commons at Calabasas Loan is permitted on or after
March 8, 2017, without penalty.

A second promissory note (the "Commons at Calabasas Non-Trust Loan"), which is a future funding obligation of up to $16,000,000, is also secured by a first lien encumbering the Commons at Calabasas Property. The Commons at Calabasas
Non-Trust Loan will be pari passu with the Commons at Calabasas Loan. The interest rate for the Commons at Calabasas Non-Trust Loan will be determined in connection with the funding of the note. The rights of the holders of the
Commons at Calabasas Loan and the Commons at Calabasas Non-Trust Loan (together, the "Commons at Calabasas Whole Loan") will be governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the
Mortgage Pool--The Loan Combinations." The holder of the Commons at Calabasas
Non-Trust Loan will generally have non-binding consultation rights, as described in the prospectus supplement under "Description of the Mortgage Pool--The Loan
Combinations."

THE PROPERTY. The Commons at Calabasas Loan is secured by a fee interest in a
171,097 square foot, Class A lifestyle center. The Commons at Calabasas Property is located in the San Fernando Valley, approximately 25 miles northwest of Los
Angeles, in Calabasas, California. The center is situated on approximately 24.48 acres and was constructed in 1998. The center provides several dining options as well as boutique retailers.

The Commons at Calabasas Property is 100% occupied by 36 tenants including national anchor tenants Ralph's Grocery Company, Edwards Theatres, Barnes &
Noble and Rite Aid. Two tenants, Edwards Theatres and Kings Seafood Company, own their improvements but pay ground rent for use of the underlying land. Including the Edwards Theatres space and the Kings Seafood Company space, the Commons at
Calabasas Property is 213,872 square feet. The Commons at Calabasas Property has approximately 1,066 parking spaces (4.98:1,000 per square foot).

The following tables present certain information regarding the Commons at
Calabasas Loan Property:

                          TOP 10 TENANT INFORMATION(1)

                                                                                                       BASE    % OF
                                                                                                     RENT PER  TOTAL
                                         PARENT              CREDIT RATING                            SQUARE    BASE    LEASE
TENANT NAME                             COMPANY           (MOODY'S / S&P)(2)  SQUARE FEET  % OF GLA    FOOT     RENT  EXPIRATION
-----------------------------  -------------------------  ------------------  -----------  --------  --------  -----  -----------

Ralph's Grocery Company                 Kroger Co.             Baa2/BBB-         52,223      24.4     $29.74    22.1   11/30/2023
Edwards Theatres(3)            Regal Entertainment Group        B2/BB-           33,475      15.7      16.31     7.8   12/31/2023
Barnes & Noble                    Barnes & Noble Inc.            NR/NR           29,141      13.6      16.80     7.0    1/31/2009
Thrifty Payless In (Rite Aid)        Rite Aid Corp              Caa2/B           16,848       7.9      23.83     5.7    1/31/2019
Kings Seafood Company(3)                  NAP                    NR/NR            9,300       4.3      18.06     2.4   11/30/2018
Williams-Sonoma                   Williams Sonoma Inc.           NR/NR            5,352       2.5      47.96     3.6    8/31/2014
M Fredric & Company                       NAP                    NR/NR            5,169       2.4      51.30     3.8    3/31/2018
Marmalade Cafe                            NAP                    NR/NR            4,926       2.3      54.52     3.8   11/30/2008
Mi Piace Restaurant                       NAP                    NR/NR            4,934       2.3      52.78     3.7    4/30/2009
CBC Restaurant                            NAP                    NR/NR            4,048       1.9      34.89     2.0   11/30/2008
                                                                                -------      ----     ------    ----
TOTAL/WEIGHTED AVERAGE                                                          165,416      77.3%    $26.30    61.8%
                                                                                =======      ====     ======    ====

(1)  Based on information obtained from the Commons at Calabasas Borrower's rent roll dated March 15, 2007.

(2)  Credit ratings are of the parent company whether or not the parent guarantees the lease.

(3)  Edward Theatres and Kings Seafood Company own their improvements and pay ground rent to the Commons at Calabasas Borrower for use of the underlying land.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                          LEASE ROLLOVER SCHEDULE(1, 2)

                                                      BASE                   CUMULATIVE  CUMULATIVE %                  CUMULATIVE %
                NUMBER OF   SQUARE FEET   % OF GLA    RENT      % OF BASE   SQUARE FEET     OF GLA    CUMULATIVE BASE  OF BASE RENT
   YEAR     LEASES EXPIRING   EXPIRING    EXPIRING  EXPIRING  RENT EXPIRING   EXPIRING     EXPIRING    RENT EXPIRING     EXPIRING
----------  --------------- -----------   -------- ---------- ------------- -----------  ------------ ---------------  ------------

   2008            11           23,718      11.1%  $1,266,787     18.0%        23,718        11.1%       $1,266,787        18.0%
   2009             5           38,494      18.0    1,034,977     14.7         62,212        29.1         2,301,765        32.7
   2010             1            2,052       1.0      114,003      1.6         64,264        30.0         2,415,768        34.3
   2011             1               21       0.0       54,000      0.8         64,285        30.1         2,469,768        35.1
   2013             3            5,735       2.7      303,622      4.3         70,020        32.7         2,773,390        39.4
   2014             3           11,630       5.4      576,107      8.2         81,650        38.2         3,349,497        47.6
   2015             3            7,101       3.3      356,978      5.1         88,751        41.5         3,706,475        52.7
   2016             1            1,222       0.6       73,320      1.0         89,973        42.1         3,779,795        53.7
Thereafter          8          123,899      57.9    3,255,735     46.3        213,872       100.0         7,035,530       100.0
                  ---         --------     -----   ----------    -----
   TOTAL           36          213,872(3)  100.0%  $7,035,530    100.0%
                  ===         ========     =====   ==========    =====

(1)  Based on information obtained from the Commons at Calabasas Borrower's rent roll dated March 15, 2007.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

(3)  Includes square footage for Edwards Theatres and Kings Seafood Company (a total of 42,775 square feet).

THE MARKET(1). The Commons at Calabasas Property is located in an infill congregation point in the submarket of the San Fernando Valley and has access to an extensive freeway system (U.S. 101 to the north, Parkway Calabasas to the west and Mulholland Highway to the south). Furthermore, the Commons at Calabasas
Property is located adjacent to the site of the new Calabasas Civic Center, which is currently under construction and slated for completion in 2009. The community of Calabasas has an average household income of $153,000 and an average home price of $1,624,522. The population within a 3-mile radius of the
Commons at Calabasas Property is 72,214, which is comprised of 27,841 households with an average household income of $121,941.

The Commons at Calabasas Property is located within the San Fernando Valley West submarket which consists of 4,490,000 square feet of retail space. According to the appraisal, the submarket experienced an overall vacancy rate of 1.4% at year-end 2006, and a five-year average of 2.3% (2002 -- 2006). Recently signed leases for in-line space at comparable properties range from $54.00 per square foot to $80.00 per square foot on a triple net basis.

THE BORROWER. The borrower is The Commons at Calabasas, LLC (the "Commons at
Calabasas Borrower") a bankruptcy remote, single purpose entity that is a
California limited liability company. The Commons at Calabasas Borrower is indirectly owned by Rick Caruso (10%), the Christina Caruso Century Trust (30%),
Marc Caruso Century Trust (30%) and Rick Caruso Century Trust (30%). The
non-recourse carve-out guarantor is Century Investments, Inc.

The sponsor of the Commons at Calabasas Loan, Caruso Affiliated ("Caruso"), has
ownership interests in more than 37 commercial properties including six lifestyle centers totaling 1.7 million square feet located in the greater Los
Angeles area. Caruso is a long-term holder of real estate investments and has sold only one property since its inception in 1980. Caruso is an affiliate of
Century Investments, Inc.

PROPERTY MANAGEMENT. The property manager for the Commons at Calabasas Property is Caruso Management Company, Ltd., a California limited partnership and an affiliate of the Commons at Calabasas Borrower.

LOCKBOX. The Commons at Calabasas Loan is structured with a hard lockbox (in place at closing) and springing cash management triggered by a Cash Sweep Event
(as defined below). The Commons at Calabasas Loan documents require the Commons at Calabasas Borrower to direct each tenant to deposit its rent directly to the lockbox account.

A "Cash Sweep Event" will occur (a) if the debt service coverage ratio as of the last day of any calendar quarter is less than 1.10x, (b) upon the occurrence of an event of default, or (c) if either of Ralph's Grocery Company or Edwards
Theatres (1) vacates the premises leased under its respective lease or (2) "goes dark," in each case for a period in excess of nine months.

CASH SWEEP. Upon the occurrence of a Cash Sweep Event, and continuing until the first payment date after such event terminates in accordance with the terms of the Commons at Calabasas Loan documents, all amounts in the lender controlled lockbox account will be used to pay debt service, operating expenses and reserves with any remaining amounts to be held by lender as additional collateral for the Commons at Calabasas Loan.

----------
(1)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Commons at Calabasas Loan:

                               ESCROWS / RESERVES

TYPE:                          INITIAL    MONTHLY
---------------------------   --------   --------
Taxes                         $432,385   $108,096
Insurance                     $ 85,433   $ 22,159
TI/LC Reserve                 $      0   $  4,456(1)
Capital Expenditure Reserve   $      0   $  2,673(2)

(1)  Capped at $250,000.

(2)  Capped at $250,000.

In addition, in the event that the debt service coverage ratio as of the last day of any calendar quarter is less than 1.10x, the Commons at Calabasas
Borrower is required to deposit with the lender cash or a letter of credit in an amount that, if drawn upon by the lender in equal monthly installments to pay monthly interest payments due over the 12 month period immediately following the date of determination, would result in a debt service coverage ratio of at least
1.10x. If the debt service coverage ratio falls below 1.00x, the lender is permitted to use such deposit towards the payment of any shortfall in monthly interest due under the Commons at Calabasas Whole Loan. At such time as the debt service coverage ratio is at least 1.10x for a period of at least three consecutive months, the lender is required to return any amounts remaining in the debt service reserve account to the Commons at Calabasas Borrower.

MEZZANINE DEBT. The Commons at Calabasas Loan documents do not permit mezzanine debt.

ADDITIONAL ADVANCE. The Commons at Calabasas Borrower will be entitled to receive a one-time future advance from Countrywide Commercial Real Estate
Finance, Inc. in the maximum amount of $16,000,000, in connection with the potential future retail development of an additional 20,000 square feet at the
Commons at Calabasas Property and the related costs of the construction and leasing. The additional advance is subject to certain conditions including, among other things (1) that the request is not more than three years following the Commons at Calabasas Loan origination date and (ii) that when added to the then-outstanding principal balance of the Commons at Calabasas Loan, the additional proceeds would result in an actual debt service coverage ratio of
1.29x based on a three-month trailing cash flow. The additional advance will be an amount equal to the lesser of (a) $16,000,000, (b) the amount that, together with the principal indebtedness as of the date on which the additional advance is requested to be made, results in a debt service coverage ratio of not less than 1.29x, and (c) 80% of the appraised value of the additional improvements.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

10 MILK STREET

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Boston, MA
Property Type                                                             Office
Size (Square Feet)                                                       229,843
Percentage Physical Occupancy as of March 1, 2007                          92.0%
Year Built                                                                  1903
Year Renovated                                                              2002
Appraisal Value                                                      $80,700,000
# of Tenant Leases                                                            59
Average Rent Per Square Foot                                             $32.041
Underwritten Economic Occupancy                                            92.5%
Underwritten Revenues                                                 $7,915,158
Underwritten Total Expenses                                           $2,875,148
Underwritten Net Operating Income (NOI)                               $5,040,010
Underwritten Net Cash Flow (NCF)                                      $4,707,151
2006 NOI                                                              $4,898,512
2005 NOI                                                              $4,868,436

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                  April 18, 2007
Cut-off Date Principal Balance                                       $58,000,000
Cut-off Date Loan Balance Per Square Foot                                   $252
Percentage of Initial Mortgage Pool Balance                                 2.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.1250%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(25), Def(91), O(4)
Lockbox                                                         Soft at Closing,
                                                                  Springing Hard
Cut-off Date LTV Ratio                                                     71.9%
LTV Ratio at Maturity or ARD                                               71.9%
Underwritten DSCR on NOI                                                   1.40x
Underwritten DSCR on NCF                                                   1.30x

(1)  Average Rent Per Square Foot represents the average rent in place for office tenants only.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "10 Milk Street Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a Class "B" office building (the "10 Milk Street Property") located in
Boston, Massachusetts. The 10 Milk Street Loan represents approximately 2.1% of the initial mortgage pool balance and approximately 2.7% of the initial loan group 1 balance.

The 10 Milk Street Loan was originated on April 18, 2007, and has a principal balance as of the cut-off date of $58,000,000. The 10 Milk Street Loan has a remaining term of 119 months to its maturity date of May 8, 2017. The 10 Milk
Street Loan permits defeasance with United States government obligations beginning two years after the closing date of the series 2007-7 securitization trust. The 10 Milk Street Loan may be prepaid on or after February 8, 2017, without penalty.

THE PROPERTY. The 10 Milk Street Loan is secured by the fee interest in a
11-story multi-tenant office building with 229,843 square feet of net rentable area and is located on the north side of Milk Street with frontage along Milk
Street and Washington Street, within the Boston Central Business District. The building is situated in the heart of the financial district and is approximately 1/4th of a mile from Interstate 93. The 10 Milk Street Property is currently 92.0% leased to 49 office tenants (204,114 square feet), 10 retail tenants (16,225 square feet) and contains 9,504 square feet of storage space.
The largest tenant is Color Kinetics, which leases approximately 24.7% of the total net rentable area. Other major tenants include Reed Elsevier (32,555 square feet) and Organic Inc. (20,480 square feet).

The following table presents certain information relating to the major tenants at the 10 Milk Street Property:

                               TENANT INFORMATION

                                                           CREDIT RATINGS                             BASE RENT      LEASE
TENANT NAME                         PARENT COMPANY        (MOODY'S/S&P)(1)   SQUARE FEET   % OF GLA      PSF      EXPIRATION
---------------------------   -------------------------   ----------------   -----------   --------   ---------   ----------

Color Kinetics (NASD: CLRK)   NAP                               NR/NR           56,885       24.7%      $35.89    8/31/20072
Reed Elsevier (NYSE: RUK)     NAP                               NR/A-           32,555       14.2        46.00    11/30/2009
Organic Inc.                  Omnicom Group (NYSE: OMC)        Baa1/A-          20,480        8.9        29.90      2/8/2011(3)
                                                                               -------       ----       ------
TOTAL/WEIGHTED AVERAGE                                                         109,920       47.8%      $37.77
                                                                               =======       ====       ======

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  See "Escrows" and "Master Lease" herein for additional information.

(3)  Tenant is currently dark but paying rent according to the terms of its lease agreement.

The following table presents certain information relating to the lease rollover schedule at the 10 Milk Street Property:

                           LEASE ROLLOVER SCHEDULE(1)

              NUMBER                                                       CUMULATIVE  CUMULATIVE %                    CUMULATIVE %
            OF LEASES  SQUARE FEET  % OF GLA   BASE RENT  % OF BASE RENT  SQUARE FEET     OF GLA     CUMULATIVE BASE  OF BASE RENT
   YEAR      EXPIRING    EXPIRING   EXPIRING   EXPIRING      EXPIRING       EXPIRING     EXPIRING     RENT EXPIRING     EXPIRING
----------  ---------  -----------  --------  ----------  --------------  -----------  ------------  ---------------  -------------

  Vacant       NAP        18,342       8.0%   $       --        0.0%         18,342         8.0%        $       --         0.0%
    MTM          1           195       0.1         2,925        0.0          18,537         8.1              2,925         0.0
   2007         29        88,368      38.4     3,224,348       43.2         106,905        46.5          3,227,273        43.2
   2008         15        22,709       9.9       637,232        8.5         129,614        56.4          3,864,506        51.7
   2009         14        57,031      24.8     2,339,287       31.3         186,645        81.2          6,203,792        83.1
   2010          4         4,538       2.0       111,402        1.5         191,183        83.2          6,315,194        84.5
   2011          5        26,751      11.6       686,830        9.2         217,934        94.8          7,002,024        93.7
   2012          5         5,640       2.5       382,528        5.1         223,574        97.3          7,384,552        98.9
   2013          0            --       0.0            --        0.0         223,574        97.3          7,384,552        98.9
   2014          0            --       0.0            --        0.0         223,574        97.3          7,384,552        98.9
   2015          0            --       0.0            --        0.0         223,574        97.3          7,384,552        98.9
   2016          1         4,033       1.8        84,693        1.1         227,607        99.0          7,469,245       100.0
   2017          0            --       0.0            --        0.0         227,607        99.0          7,469,245       100.0
Thereafter       2         2,236       1.0            --        0.0         229,843       100.0          7,469,245       100.0
               ---       -------      ----    ----------      -----
  TOTAL         76       229,843       100%   $7,469,245      100.0%
               ===       =======      ====    ==========      =====

(1)  Information obtained from the 10 Milk Street Borrower's rent roll dated
     March 1, 2007.

THE MARKET(1). The 10 Milk Street Property is located in the Central Business
District ("CBD") submarket of Boston, within the Financial District and the
Downtown Crossing Retail District. The Boston CBD is the largest of 9 submarkets in the Boston metropolitan area and accounts for 52% of the total inventory, with 34.6 million sq. ft. Absorption in the subject submarket of
700,570 sq. ft. in 2006 accounted for 63% of all absorption in the metropolitan
Boston office market.

As of the end of the fourth quarter 2006, the overall Boston office market experienced its lowest vacancy rate in five years. The direct vacancy rate for the CBD was 8.4% with average rental rates of approximately $43.79 per sq. ft.
modified gross. The direct vacancy rate for Class "B" office buildings was
11.1% with average rental rates of approximately $31.41 per sq. ft. modified gross, in line with office rents at the 10 Milk Street Property.

(1)  Certain information obtained from the appraisal of the 10 Milk Street
     Property dated March 13, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

The 10 Milk Street Property is located at the center of Boston's four main subway stations which include entrances directly adjacent to the property. Post
Office Square is one block from the property with the Court House across the street, City Hall and the State House nearby. There is a main pedestrian mall on Washington Street which has two department stores as well as numerous major retailers within several blocks.

THE BORROWER. The borrower, Oasis Ten Milk Street LLC (the "10 Milk Street
Borrower"), is a Massachusetts limited liability company and a single purpose bankruptcy-remote entity. The 10 Milk Street Borrower includes thirteen members, each holding between 0.12% to a 29.92% ownership interest. Owners with an interest of approximately 20% or greater include Raymond Lee (who serves as the non-recourse carveout guarantor) with a 29.92% ownership interest,
East-West Enterprises with a 27.92% ownership interest and M.W. Lee & Sons
Enterprises with a 19.95% ownership interest. The managing member is Oasis Ten
Milk Street Associates Inc., which holds a 0.50% ownership interest in the 10
Milk Street Borrower.

The sponsor, Raymond Lee is Chairman and President of Oasis Development
Enterprises and Chairman and CEO of East-West Enterprises, real estate holding companies headquartered in Boston. Both firms have been active in the Boston real estate market since the 1990's and currently own in excess of 2 million
sq.ft. of office space. Real estate holdings in Boston include 100 Franklin
Street (a 120,000 sq.ft. office building containing the Boston Stock Exchange)
and 675 Massachusetts Avenue (174,000 sq.ft. office building in Cambridge).
Raymond Lee is also the Chairman and founder of Oasis Hong Kong Airlines, a long haul budget carrier with passenger service between Hong Kong and London.

PROPERTY MANAGEMENT. The 10 Milk Street Property is managed by Wight & Company, a third party property manager, since 2004. Wight & Company manages over two million commercial sq.ft. across 25 properties with an estimated value of nearly $400 million in the Boston area. The company was founded in 1985 and is a full service real estate company offering asset management, development, acquisition, marketing and brokerage services.

LOCKBOX. Soft lockbox with springing cash management upon an event of default.

ESCROWS. The following escrow/reserve accounts have been established with respect to the 10 Milk Street Loan:

                                ESCROWS/RESERVES

TYPE:                      INITIAL     MONTHLY
-----------------------   ----------   --------
Taxes                     $  110,539   $110,539
Insurance                 $  104,095   $  9,108
TI/LC Reserve(1)          $        0   $ 22,630
Leasing Reserve(2)        $  600,000   $      0
DSCR Reserve(3)           $1,400,000   $      0
Organic Inc. Reserve(4)   $  608,130   $      0

(1)  Monthly TI/LC reserves of $22,630 capped at 30 months of collections.

(2)  A $600,000 upfront Leasing Reserve was taken at closing for space currently occupied by tenants Color Kinetics and Smart Bargains, whose spaces roll in
     2007. The reserve will be held as additional collateral for the 10 Milk
     Street Loan until the spaces are re-leased to an acceptable tenant at $28 per sq. ft. modified gross or higher on a minimum term of five years. The reserve represents $10.00 per sq. ft. for these spaces.

(3)  The $1,400,000 Debt Service Reserve will be released when the 10 Milk Stree
     Loan achieves a debt service coverage ratio of 1.10x on a 30-year amortization schedule, for a trailing 3-month period net of the master lease payments (See "Master Lease" herein for additional information). If the debt service coverage ratio threshold is not reached, the reserve will be held as additional collateral throughout the term of the 10 Milk Street
     Loan.

(4)  Organic Inc. Reserve will be disbursed to the tenant, Organic Inc. towards)
     actual expenses for improvements to their space. If no disbursements are made and Organic Inc. either vacates their space or the lease term expires, the Organic Inc. Reserve will be disbursed to the 10 Milk Street Borrower.

MASTER LEASE. In the event that space currently occupied by Color Kinetics
(27.4% of potential gross income, expiring 8/31/2007) and Smart Bargains (2.6%
of potential gross income expiring 8/31/2007) is vacated, the 10 Milk Street
Borrower is required to master lease to Raymond Lee, the vacated space at
$30.00 per sq. ft. modified gross for a ten year term. The master lease will be terminated as space is leased to tenants acceptable to lender at $30.00 per sq.
ft. modified gross for lease terms of five years or more. If space is leased at a lower rent level than $30.00 per sq. ft. modified gross, a partial release of the Master lease will be permitted but the master lease payments must cover any shortfall. Furthermore, the master lease may be terminated should the 10 Milk
Street Property demonstrate a 1.10x debt service coverage ratio (based on a
30-year amortization schedule) based on leases in place (net of the master lease payments) and expenses on a trailing-12 month basis.

ADDITIONAL DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

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--------------------------------------------------------------------------------

RESIDENCE INN BETHESDA

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Bethesda, MD
Property Type                                           Full Service Hospitality
Size (Rooms)                                                                 187
Percentage Physical Occupancy as of February 28, 2007                      80.1%
Year Built                                                                  1985
Year Renovated                                                              2007
Appraisal Value                                                      $66,500,000
Underwritten Economic Occupancy                                            80.0%
Underwritten Revenues                                                $10,576,469
Underwritten Total Expenses                                           $5,858,607
Underwritten Net Operating Income (NOI)                               $4,717,862
Underwritten Net Cash Flow (NCF)                                      $4,294,803
Feb 2007 (TTM) NOI                                                    $4,644,513
2006 NOI                                                              $4,652,107
2005 NOI                                                              $4,332,057
2004 NOI                                                              $3,916,219

                                LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                     May 4, 2007
Cut-off Date Principal Balance                                       $46,250,000
Cut-off Date Loan Balance Per Room                                      $247,326
Percentage of Initial Mortgage Pool Balance                                 1.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.9390%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(25), Def(33), O(2)
Lockbox                                          Soft at Closing, Springing Hard
Cut-off Date LTV Ratio                                                     69.5%
LTV Ratio at Maturity or ARD                                               69.5%
Underwritten DSCR on NOI                                                   1.69x
Underwritten DSCR on NCF                                                   1.54x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Residence Inn Bethesda Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a full service hotel (the "Residence Inn Bethesda Property") located in Bethesda,
Maryland. The Residence Inn Bethesda Hotel Loan represents approximately 1.7% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance.

The Residence Inn Bethesda Hotel Loan was originated on May 4, 2007 and has a principal balance as of the Cut-off Date of $46,250,000. The Residence Inn
Bethesda Hotel Loan has a remaining term of 59 months to its scheduled maturity date of May 8, 2012. The Residence Inn Bethesda Hotel Loan permits defeasance with US Government obligations beginning two years after the closing date of the series 2007-7 securitization trust, and may be prepaid on or after April 8, 2012 without penalty.

THE PROPERTY. The Residence Inn Bethesda Property is a 187-room full service hotel built in 1985. The hotel is situated on a 26,171 square foot parcel and consists of one 15-story square tower built above three basement levels. The
Residence Inn Bethesda Property contains approximately 4,000 square feet of meeting space, a rooftop pool, fitness center, enclosed garage parking, laundry facilities, and personal business services. Each of the 187 rooms are full suites with kitchen facilities. A $3.4 million renovation ($18,182/room) of guest rooms, corridors, meeting rooms and parts of the lobby is currently underway, scheduled to be completed in July 2007.

The following tables present certain information regarding the Residence Inn
Bethesda Property:

                             OPERATIONAL STATISTICS

               2005         2006      TTM FEB 2007       UW
            ----------   ----------   ------------   ----------
Occupancy         83.9%        80.9%         80.1%         80.0%
ADR         $   157.11   $   176.80    $   177.00    $   177.00
RevPAR      $   131.89   $   143.01    $   141.76    $   141.60
NOI         $4,332,057   $4,652,107    $4,644,513    $4,717,862
NCF         $3,886,754   $4,171,712    $4,168,097    $4,294,803

                             OPERATIONAL STATISTICS(1)

                     PROPERTY                COMPETITIVE SET               INDEX
             ------------------------   ------------------------   ---------------------
             OCC.     ADR      REVPAR   OCC.     ADR      REVPAR    OCC.    ADR   REVPAR
             ----   -------   -------   ----   -------   -------   -----   ----   ------

TTM 3/2005   80.8%  $148.46   $120.03   72.5%  $156.29   $113.33   111.5%  95.0%  105.9%
TTM 3/2006   84.3%  $162.03   $136.55   71.2%  $168.92   $120.26   118.4%  95.9%  113.5%
TTM 3/2007   78.8%  $177.16   $139.65   66.5%  $182.52   $121.31   118.6%  97.1%  115.1%

THE MARKET(2). The Residence Inn Bethesda Property is located in the
Washington-Arlington-Alexandria, DC-VA-MD-WV, Metropolitan Statistical Area and
is approximately seven miles north of Washington, D.C. The Residence Inn
Bethesda Property, which is one block from the Bethesda Metro Stop, is in the heart of Bethesda's business district and is situated amidst office complexes, high-end shopping, and upscale restaurants. Nearby stores include Neiman Marcus,
Lord & Taylor, and Saks Fifth Avenue. The Residence Inn Bethesda Property is one
mile from the National Naval Medical Center and the National Institute of
Health, which serve as major employers and generators of hotel demand in the market. Other generators of lodging demand headquartered in or proximate to the subject market include private sector companies such as the Lockheed Martin
Corporation, Marriott International, Inc., the Discovery Channel, Hughes Network
Systems, and Avaya, Inc. Bethesda's proximity and accessibility to the District of Columbia also attracts tourism related demand.

----------
(1)  Per Smith Travel Research Report dated March 2007.

(2)  Certain information obtained from the appraisal of the Residence Inn
     Bethesda Property dated March 8, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE BORROWER. LOF Bethesda Subsidiary LLC (the "Residence Inn Bethesda
Borrower"), is a Delaware limited liability company and a single purpose bankruptcy remote entity. The Residence Inn Bethesda Borrower is sponsored by
Thayer Lodging Group ("Thayer"), a privately held real estate investment company with a portfolio of 14 hotels and over 2,800 guest rooms that is based in
Annapolis, Maryland. Thayer was formed in 1991 along with its first venture fund, the Lodging Opportunities Fund Limited Partnership.

Thayer has sponsored five hotel investment funds for a small group of institutional investors. The firm's strategy seeks to drive operating results through a combination of repositioning assets, re-branding, strengthening management, and making capital improvements in owned hotels. Its nationwide portfolio includes hotels operating under the Marriott, Hilton, Wyndham, and Six
Continents family of flags. Thayer manages eight of those owned hotels. Thayer currently has approximately $115 million in uncommitted equity in its $233 million hotel investment fund, Thayer Hotel Investors IV, with which it is seeking further investment in the hotel segment.

PROPERTY MANAGEMENT. The Residence Inn Bethesda Property is managed by
Renaissance Inn By Marriott, Inc., a subsidiary of Marriott International, Inc.
("Marriott"). Marriott engages in the operation and franchising of hotels and related lodging facilities worldwide. It operates in Full-Service Lodging,
Select-Service Lodging, Extended-Stay Lodging, Timeshare, and Synthetic Fuel
segments. In Full-Service, Select-Service, Extended-Stay, and Timeshare
segments, it develops, operates, and franchises hotels and corporate housing properties, as well as timeshare, fractional ownership, and whole ownership properties. The company also provides services to home/condominium owner associations. Its Synthetic Fuel segment consists of interest in coal-based synthetic fuel production facilities. It has operations in the Americas, Europe,
Asia, the Middle East, the United Kingdom, and Africa. As of January 3, 2007,
the company operated or franchised approximately 2,800 lodging properties.
Marriott was founded in 1971 and is headquartered in Washington, D.C.

The management agreement expires on April 30, 2012 and provides Marriott one ten-year renewal option. Provided Marriott or a Marriott affiliate is managing the Residence Inn Bethesda Property, lender is permitted to remove management of the Residence Inn Bethesda Property only upon a continuing event of default under the management agreement or the insolvency of the manager, in each instance, only to the extent that such termination is permitted under the terms of the management agreement. If Marriott or a Marriott affiliate is not managing the Residence Inn Bethesda Property, lender is permitted to remove management of the Residence Inn Bethesda Property (i) upon a continuing event of default under the loan documents or the management agreement; or (ii) for items including, but not limited to, fraud, gross negligence, willful misconduct or misappropriation of funds.

LOCKBOX. Manager deposits out of net operating profit (after property operating expenses and the base management fee) all owner sums, consisting of the qualifying debt service amount, fixed at $1,575,000, the owners annual return
($672,000 as of March 2007) and, after payment of the incentive management fee and certain other amounts, any remaining amounts. Monies in the cash management account shall be applied to (i) tax reserves, monthly interest payments and any other required reserve account deposits due to lender pursuant to loan documents; (ii) other amounts, if any, due lender under the loan documents; and
(iii) prior to an event of default, the balance to be paid to borrower.

At such time as the management agreement with Residence Inn By Marriott, Inc.,
Marriott International, Inc., or other Marriott affiliate is no longer in effect, borrower shall direct all rent, credit card and other payments/revenues directly into a collection account, with an eligible institution (the "Lockbox
Accounts"), which funds will be swept into the cash management account. Monies in the cash management account shall be applied to (i) tax reserves and insurance premium reserves, (ii) to pay all other operating expenses for the
Residence Inn Bethesda Property for the next calendar month, as per the approved budget, to or as directed by borrower, (iii) monthly interest payments, (iv) any other required reserve account deposits due to lender pursuant to the loan documents, (v) other amounts, if any, due to lender under the loan documents,
(vi) lockbox bank charges, if any and (vii) prior to an event of default, the balance to be paid to borrower.

ESCROWS. The following escrows/reserves have been established with respect to the Residence Inn Bethesda Loan:

                                ESCROWS/RESERVES

TYPE:                       INITIAL            MONTHLY
-----------------------   ----------   ----------------------
Tax                       $  265,460                  $29,496
Required Repairs(1)       $1,600,000                  $     0
Replacement Reserves(2)   $        0   4.5% of Gross Revenues

----------
(1)  Required repairs escrow has been escrowed towards completion of renovations, scheduled for July 2007.

(2)  Escrows for replacement reserves will be held by Marriott, for so long as
     Marriott remains manager and no default has occurred and is continuing under the management agreement.

ADDITIONAL DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

MERVYNS CORPORATE HEADQUARTERS

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                Hayward, CA
Property Type                                                             Office
Size (Square Feet)                                                       336,000
Percentage Physical Occupancy as of February 21, 2007                     100.0%
Year Built                                                                  1958
Year Renovated                                                              1997
Appraisal Value                                                      $66,000,000
# of Tenant Leases                                                             1
Average Rent Per Square Foot                                              $13.08
Underwritten Economic Occupancy                                            98.0%
Underwritten Revenues                                                 $4,505,864
Underwritten Total Expenses                                             $135,176
Underwritten Net Operating Income (NOI)                               $4,370,688
Underwritten Net Cash Flow (NCF)                                      $4,303,488

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         PNC
Loan Group                                                                     1
Origination Date                                               February 27, 2007
Cut-off Date Principal Balance                                       $45,000,000
Cut-off Date Loan Balance Per Square Foot                                   $134
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8700%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            48
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                   LO(36), Def(81), O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     68.2%
LTV Ratio at Maturity or ARD                                               62.6%
Underwritten DSCR on NOI                                                   1.37x
Underwritten DSCR on NCF                                                   1.35x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Mervyns Corporate Headquarters Loan") is evidenced by a single promissory note secured by a first priority fee mortgage encumbering an office building (the "Mervyns Corporate Headquarters Property")
located in Hayward, California. The Mervyns Corporate Headquarters Loan
represents approximately 1.6% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance.

The Mervyns Corporate Headquarters Loan was originated on February 27, 2007 and has a principal balance as of the cut-off date of $45,000,000. The Mervyns
Corporate Headquarters Loan has a remaining term of 117 months to its maturity date of March 1, 2017. The Mervyns Corporate Headquarters Loan may be prepaid on or after January 1, 2017 without penalty, and permits defeasance with United
States government obligations beginning the later of (x) two years after the creation of the series 2007-7 securitization trust or (y) three years after the first payment date.

THE PROPERTY. The Mervyns Corporate Headquarters Loan is secured by a fee interest in a 336,000 square foot 4-story office building and 4-level parking structure located at 22301 Foothill Boulevard in Hayward (Oakland), Alameda
County, California and has access to Interstate 580, Interstate 238, and
Interstate 880 within a 2-mile radius. I-580 is the primary interstate connecting Oakland to Pleasanton and the Tri-Valley area, and to the Central
Valley of California, while I-880 is the only north-south interstate in the East
Bay area and runs north to Oakland and south to San Jose. The Mervyns Corporate
Headquarters Property is situated on the west side of Foothill boulevard, a
6-lane divided roadway with an average daily traffic count in excess of 55,000 vehicles. Monument signage along Foothill Boulevard also identifies the Mervyns
Corporate Headquarters Property as Mervyns corporate headquarters.

The Mervyns Corporate Headquarters Property is fully leased to Mervyns as its corporate headquarters. Mervyns has occupied the property since 1984. The building was originally developed in 1958 as a three-story department store, with the former retail store on the first two levels and the stock warehoused on the third floor. The Mervyns Corporate Headquarters Property has been renovated on multiple occasions and last received a full interior renovation and seismic upgrades in 1997.

The following table presents certain information relating to the major tenants:

                               TENANT INFORMATION

                                                             BASE
               PARENT    CREDIT RATINGS     SQUARE   % OF    RENT       LEASE
TENANT NAME   COMPANY   (MOODY'S/S&P)(1)     FEET     GLA     PSF    EXPIRATION
-----------   -------   ----------------   -------   ----   ------   ----------
 Mervyn's       NAP           NR           336,000   100%   $13.08   02/28/2027

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Mervyns Corporate Headquarters Property:

                           LEASE ROLLOVER SCHEDULE(2)

                NUMBER     SQUARE      % OF                  % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
              OF LEASES     FEET        GLA      BASE RENT     RENT      SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
 YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING     EXPIRING
-----------   ---------   --------   --------   ----------   ---------   -----------   ----------   ----------   ------------

 Vacant          NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 MTM             NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2007            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2008            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2009            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2010            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2011            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2012            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2013            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2014            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2015            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2016            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2017            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 Thereafter        1       336,000     100%      4,395,444     100%        336,000       100.0%      4,395,444     100.0%
                 ---       -------     ---       ---------     ---
 Total             1       336,000     100%      4,395,444     100%
                 ===       =======     ===       =========     ===

(2)  Information obtained from Mervyns Corporate Headquarters Borrower's rent roll dated February 21, 2007.

THE MARKET.(3) The property competes in the Oakland suburban community of
Hayward, in the North Hayward/ Castro Valley market. Per CoStar's Year-End 2006
East Bay/ Oakland Office Report, the North Hayward/ Castro Valley market contains 154 office properties totaling approximately 2.2 million square feet with a direct occupancy rate in excess of 98%. Asking rental rates for the market average $19.25/sf on a gross basis. There was a minimal 4,500 square feet of new office product added to inventory during 2006, and net absorption for the market was positive at 21,705 square feet in

3    Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

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--------------------------------------------------------------------------------

2006. The immediate area is built out with an extremely limited amount of developable land available for new construction. Hayward is known as the "Heart of the Bay" because of its central and convenient location in Alameda County, 15 miles south of Oakland, 25 miles southeast of San Francisco, and 25 miles north of San Jose. Served by an extensive network of freeways and bus lines, Hayward has two BART stations, an Amtrak station, and the Hayward Executive Airport, with easy access to the San Francisco, Oakland, and San Jose airports. The
Mervyns Corporate Headquarters Property's location is in the heart of the city.
The immediate neighborhood is built-out with a combination of commercial and residential uses, with the median sales price for an existing single family home in Hayward at approximately $590,000. The Mervyns Corporate Headquarters
Property is located just north of downtown Hayward, and the immediate neighborhood has been a focus for city redevelopment and revitalization with several of the commercial properties lining Foothill boulevard being renovated.

THE BORROWERS. The borrower is NLA Hayward, LLC, a Delaware limited liability company single purpose entity (the "Mervyns Corporate Headquarters Borrower")
which is 100% owned by a wholly owned subsidiary of Capmark Capital, Inc.
("Capmark"). Capmark is a major independent real estate financial company with three core businesses: lending and mortgage banking, investments and funds management, and services. From its origins in 1994 as GMAC Commercial Mortgage
Corporation, the Capmark family of companies is a commercial lender worldwide and one of the largest mortgage servicers in the United States, while expanding into real estate equity and high yield structured finance investment management.
Its subsidiary, Capmark Investments LP, has invested in value-added and opportunistic equity real estate strategies since 1996, when it was part of its parent investing as principal. As of March 31, 2006, Capmark Investments Real
Estate Equity Group, an affiliate of Capmark, reported approximately $4.2 billion in real estate-related investments under management and supervision.
Capmark Investments LP has relationships with leading operating partners in major markets and has investment expertise in all the major property types including office, apartment, industrial, and retail. Capmark Investments LP has specialists in acquisition, asset management, and disposition to monitor and manage holdings actively at every stage of the investment cycle.

THE TENANT. Mervyns is a department store offering fashions and home decor at affordable prices that competes with Kohls and JC Penney. Mervyns has a well-earned reputation for its extensive selection of national and private-label fashions and housewares. Mervyns was founded in San Lorenzo, California in 1949.
Currently, Mervyns operates 189 stores in 10 states, employing more than 20,000 associates. With approximately 11.2 million retail square feet overall, Mervyns stores have an average of 59,000 retail square feet and are located primarily in regional malls, community shopping centers, and freestanding locations primarily in western states. In July of 2004, former parent company, Target, sold Mervyns and its real estate to a consortium of private equity investors including: Sun
Capital Partners, Cerberus Capital, and Lubert-Adler/Klaff for $1.2 billion. The majority of this purchase price was allocated to the real estate as of February
27, 2007.

PROPERTY MANAGEMENT. The property is managed Capmark Capital, Inc. an affiliate of the Mervyns Corporate Headquarters Borrower.

LOCKBOX. A hard lockbox was established upon origination of the Mervyns
Corporate Headquarters Loan. The loan documents require the Mervyns Corporate
Headquarters Borrower to direct tenants to pay rent directly into the lockbox account. So long as no Cash Flow Sweep Event has occurred and is continuing, any remaining funds in the lockbox account after debt service payments and other disbursements are disbursed to the Mervyns Corporate Headquarters Borrower.

A "Cash Flow Sweep Event" means the occurrence of (i) a monetary default under the Mervyns lease or (ii) bankruptcy of Mervyns.

ESCROWS. The following escrow/reserve accounts have been established with respect to Mervyns Corporate Headquarters Loan:

                               ESCROWS / RESERVES

TYPE:                               INITIAL    MONTHLY
-------------------------------   ----------   -------
TI/LC Reserve (see below)         $4,000,000    $    0
Tax                               $        0    $    0
Insurance                         $        0    $    0
Replacement Reserve (springing)   $        0    $5,688
Environmental Reserve             $    1,000    $    0

TI/LC RESERVE. Pursuant to an escrow agreement among the Mervyns Corporate
Headquarters Borrower, the seller of the Mervyns Corporate Headquarters Property and PNC (the "Rebate Escrow Agreement"), $4,000,000 was deposited into an escrow account (the "Rebate Escrow Account") upon origination of the Mervyns Corporate
Headquarters Loan. The Rebate Escrow Agreement provides that upon (i) the termination of the Mervyns lease due to a tenant event of default or (ii) the bankruptcy of Mervyns and failure by Mervyns to pay rent during such bankruptcy
(each a "Transfer Event"), all amounts in the Rebate Escrow Account will be deposited into the TI/LC reserve account to fund tenant improvements and leasing commissions in accordance with the related escrow agreement. The Rebate Escrow
Agreement also provides that if, among other things, no Transfer Event has occurred within four years from the date of loan origination, all amounts in the
Rebate Escrow Account will be disbursed to the seller of the Mervyns Corporate
Headquarters Property.

REPLACEMENT RESERVE. Monthly replacement reserves will be collected only upon the occurrence of certain events of default under the loan documents or the
Mervyns lease.

ADDITIONAL DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

MILLBRIDGE APARTMENTS

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Clementon, NJ
Property Type                                                        Multifamily
Size (Units)                                                                 848
Percentage Physical Occupancy as of February 20, 2007                      91.5%
Year Built                                                                  1970
Year Renovated                                                               NAP
Appraisal Value                                                      $52,660,000
Average Monthly Rent Per Unit                                               $764
Underwritten Economic Occupancy                                            91.1%
Underwritten Revenues                                                 $7,284,915
Underwritten Total Expenses                                           $4,298,539
Underwritten Net Operating Income (NOI)                               $2,986,376
Underwritten Net Cash Flow (NCF)                                      $2,774,376
September 2006 NOI (T-9 Annualized)                                   $2,762,780
2005 NOI                                                              $2,385,046
2004 NOI                                                              $2,974,351

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     2
Origination Date                                                  April 25, 2007
Cut-off Date Principal Balance                                       $40,000,000
Cut-off Date Loan Balance Per Unit                                       $47,170
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4420%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Call Protection                                            LO(25), Def(92), O(3)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     76.0%
LTV Ratio at Maturity or ARD                                               76.0%
Underwritten DSCR on NOI                                                   1.35x
Underwritten DSCR on NCF                                                   1.25x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

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--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Millbridge Apartments Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering the borrower's fee simple interest in a multifamily complex (the "Millbridge
Apartments Property") located in Clementon, New Jersey. The Millbridge
Apartments Loan has a principal balance of $40,000,000 as of the cut-off date and represents approximately 1.4% of the initial mortgage pool balance and approximately 6.6% of the initial loan group 2 balance.

The Millbridge Apartments Loan was originated on April 25, 2007 and has a remaining term of 119 months to its scheduled maturity date of May 8, 2017. The
Millbridge Apartments Loan may be voluntarily prepaid on or after March 8, 2017 without payment of a prepayment premium and permits defeasance with United
States government obligations beginning two years after the closing of the series 2007-7 securitization trust.

THE PROPERTY. The Millbridge Apartments Property is a 62 building, two-story,
Class "B" apartment complex located at 1341 Blackwood Clementon Road in
Clementon, New Jersey. The garden-style property contains 848 units situated on
61.94 acres and was built between 1970 and 1978 and has been adequately maintained with the borrower currently planning a $1,500,000 capital improvement program to include landscaping, signage, parking lot improvements and roof and gutter repairs. The complex offers two outdoor pools, four outdoor tennis courts and an on-site leasing office and each unit contains either a patio or balcony.
The unit mix includes one-bedroom, one-bedroom with den and two-bedroom apartment style units. 704 units are equipped with a washer and dryer within the unit while the remaining units share three common laundry rooms each containing five washers and five dryers. The Millbridge Apartments Property is subject to vacancy de-control. The Millbridge Apartments Borrower is permitted to apply to the township annually for permitted rent increases upon lease renewal. In July and August of each year, the Millbridge Apartments Borrower is required to file an application with the township requesting approval for a rent increase percentage upon lease renewal. The township approves the application and the new rent control increases are put into effect for any leases renewing during the period from October through the following September.

The Millbridge Apartments Property is located within 12 miles of the
Philadelphia Central Business District and numerous public transportation options including the SEPTA (nation's fourth largest mass transit network) and
PATCO train service. The award winning Pine Valley Golf Club is located approximately one mile from the subject. Primary access to the neighborhood is provided by NJ Route 534 (Blackwood Clementon Road) on which the property is situated, NJ Route 30 and the White Horse Pike via Gibbsboro Road (NJ Route
686).

                                                                             AVERAGE
                         NO. OF    AVERAGE          NET         % OF TOTAL   MONTHLY     AVERAGE MONTHLY
        UNIT MIX          UNITS   UNIT SF(1)   RENTABLE SF(1)     UNITS      RENT(1)   MARKET RENT/UNIT(2)
----------------------   ------   ----------   --------------   ----------   -------   -------------------

1BR                        648         850         550,908         76.4%       $733           $764
2BR                        200       1,000         200,000         23.6%       $868           $875
                           ---       -----         -------        -----        ----           ----
TOTAL/WEIGHTED AVERAGE     848         886         750,908        100.0%       $765           $790
                           ===       =====         =======        =====        ====           ====

(1)  Information obtained from the Millbridge Apartments Borrower's rent roll dated February 20, 2007.

(2)  Information obtained from the Millbridge Apartments Appraisal dated
     February 5, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

THE MARKET(3). The Millbridge Apartments Property is located in Gloucester
Township (Clementon), Camden County, New Jersey, approximately 12 miles east of the Philadelphia Central Business District. The Philadelphia MSA is the fourth largest metropolitan area in the United States with a current population of 5.8 million. Gloucester Township is a suburban community that benefits from a well-developed transportation infrastructure that provides access to the major employment centers in Center City Philadelphia and within the region.

The population of Camden County increased at a compounded annual rate of 0.17%
from 2001 to 2006. For the same time period, the Philadelphia MSA grew at a compounded annual rate of approximately 0.02%. Over the last ten years Camden
County's average annual compound change was 0.17%, compared to 0.14% for the
Philadelphia MSA. The area's population growth has been driven by young, single residents. From 2001 to 2006, employment in both Camden County and the
Philadelphia MSA grew at an average annual compound rate of 1.08%.

As of third quarter 2006, the vacancy rate in the Camden West submarket for
Class "B/C" properties was 3.5% and has been declining since its peak of 4.4% in
2004. The Class "B/C" asking rental rate is also higher at $735 per unit and has been rising since its low point of $558 per unit in 1997. Class "B/C" asking rents have increased an average of 3.2% per year since that time. The direct competitive set of 5 properties exhibits an average occupancy of 98% with average rents of $806 per unit. No units have been added to the submarket inventory over the last 9 years and according to REIS, Inc. and CoStar, there are no new or proposed multifamily projects.

THE BORROWER. SDK Millbridge Gardens, LLC (the "Millbridge Apartments
Borrower"), is a Delaware limited liability company and a single purpose entity.
The Millbridge Apartments Borrower is owned by SDK Holdings LLC (99%) and SDK
Properties, LLC (1%). SDK Holdings LLC is held by Dinesh Khosla (49.559%), the sponsor of the Millbridge Apartments Loan, and his wife Savita Khosla (50.441%), both of whom are indemnitors to this transaction. SDK Properties, LLC is 100%
owned by Dinesh Khosla.

(3)  Certain information obtained from the appraisal of the Millbridge
     Apartments Property dated February 5, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

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The sponsor, Dinesh Khosla, is a PhD from Yale Law School and currently a
Professor of Law at the City University of New York (CUNY) School of Law. Mr.
Khosla currently owns a portfolio of 737 apartments in 6 properties and has ownership interest in two medical office buildings and one traditional office building.

PROPERTY MANAGEMENT. The Millbridge Apartments Property is self-managed by the principals of the Millbridge Apartments Borrower. The Khosla's manage all their commercial properties and have a staff of 22 employees, including five property managers and 15 maintenance staff. Mr. Khosla has over 20 years of real estate investing and management experience.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Millbridge Apartment Loan:

                               ESCROWS / RESERVES

TYPE:                  INITIAL   MONTHLY
-------------------   --------   --------
Taxes                 $100,780   $100,780
Insurance             $ 14,387   $ 14,387
Replacement Reserve   $      0   $ 17,667(1)

(1)  The amount of the replacement reserve account shall not exceed $1,060,020
     (the "Replacement Reserve Cap"). Upon reaching the Replacement Reserve Cap, the Millbridge Apartments Borrower may cease making monthly deposits. If at any time thereafter the replacement reserve account is below the
     Replacement Reserve Cap, then the Millbridge Apartments Borrower is required to recommence and continue making the monthly deposits until the amount of the replacement reserve account equals the Replacement Reserve
     Cap.

PAYMENT GUARANTY. Dinesh and Savita Khosla provided a personal recourse guaranty of $4,000,000 at loan closing. The recourse guaranty will stay in place until the Millbridge Apartments Property has attained a debt service coverage ratio of at least 1.20x, based on a 30 year amortization schedule, for a period of 12 consecutive months.

PERMITTED MEZZANINE DEBT. The Millbridge Apartments Borrower may incur future mezzanine debt upon the satisfaction of certain criteria including (i) no event of default has occurred or is continuing under the loan documents, (ii) the aggregate amount of the Millbridge Apartments Loan and the mezzanine loan does not exceed a loan-to-value ratio of 90% and supports a debt service coverage ratio equal to 1.07x or greater (based on a 30-year amortization schedule),
(iii) lender has entered into a reasonably acceptable intercreditor agreement with the holder of the mezzanine loan and (iv) lender has received letters from the applicable rating agencies stating that the ratings of the certificates will not, as a result of the proposed mezzanine loan, be downgraded from the then current ratings thereof, qualified or withdrawn.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

RENAISSANCE III RETAIL

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Las Vegas, NV
Property Type                                                             Retail
Size (Square Feet)                                                       225,973
Percentage Physical Occupancy as of April 4, 2007                          92.8%
Year Built                                                                  1987
Year Renovated                                                               NAP
Appraisal Value                                                      $50,000,000
# of Tenants                                                                  38
Average Rent Per Square Foot                                              $15.43
Underwritten Economic Occupancy                                            91.6%
Underwritten Revenues                                                 $3,843,649
Underwritten Total Expenses                                             $785,817
Underwritten Net Operating Income (NOI)                               $3,057,832
Underwritten Net Cash Flow (NCF)                                      $2,906,430
Feb 2007 (TTM) NOI                                                    $3,196,000
2006 NOI                                                              $2,738,415
2005 NOI                                                              $2,980,363

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                     May 7, 2007
Cut-off Date Principal Balance                                       $40,000,000
Cut-off Date Loan Balance Per Square Foot                                   $177
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8000%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(25), Def(91), O(4)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     80.0%
LTV Ratio at Maturity or ARD                                               80.0%
Underwritten DSCR on NOI                                                   1.30x
Underwritten DSCR on NCF                                                   1.23x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Renaissance III Retail Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 225,973 square foot, Class B+, retail center (the "Renaissance III Retail Property")
located in Las Vegas, Nevada. The Renaissance III Retail Loan represents approximately 1.4% of the initial mortgage pool balance and approximately 1.8%
of the initial loan group 1 balance.

The Renaissance III Retail Loan was originated on May 7, 2007, and has a principal balance as of the cut-off date of $40,000,000. The Renaissance III
Retail Loan has a remaining term of 119 months and a scheduled maturity date of
May 8, 2017. The Renaissance III Retail Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the closing date of the series 2007-7 securitization trust. Voluntary prepayment of the Renaissance III Retail Loan is permitted on or after February 8, 2017, without penalty.

THE PROPERTY. The Renaissance III Retail Loan is secured by a fee interest in a
225,973 square foot one-story Class "B+" grocery anchored community retail center. The center is situated on approximately 23 acres and was constructed in
1987. The Renaissance III Retail Property is anchored by Food For Less, a
Kroger-brand grocery store. The center is situated at the corner of two roadways with an estimated combined traffic count of 45,000 vehicles per day. The
Renaissance III Retail Property has approximately 910 parking spaces (4.03 spaces per 1,000 square feet).

The following tables present certain information regarding the Renaissance III
Retail Loan Property:

                           MAJOR TENANT INFORMATION(1)

                                                  CREDIT RATING                         BASE RENT PER % OF TOTAL
TENANT NAME                  PARENT COMPANY     (MOODY'S / S&P)(2) SQUARE FEET % OF GLA  SQUARE FOOT   BASE RENT LEASE EXPIRATION
---------------------- ------------------------ ------------------ ----------- -------- ------------  ---------  ----------------

Food For Less(3)              Kroger Co.             Baa2/BBB--       60,560     26.8%    $ 9.00        16.9%       12/31/2018
State of Nevada(4)          State of Nevada            Aa1/AA+        38,151     16.9      15.60        18.4        11/30/2013
Hollywood Video           Movie Gallery Inc.          Caa2/B--        14,669      6.5      18.72         8.5         3/31/2011
The Ritz               The Ritz Carlton Co. LLC         NR/NR         12,159      5.4      14.31         5.4         9/30/2008
Ace Hardware                      NAP                   NR/NR         11,043      4.9      12.00         4.1        12/31/2015
Professional Fitness              NAP                   NR/NR         10,483      4.6      17.05         5.5        12/31/2008
Clark County                 Clark County              Aa1/A+          7,124      3.2      18.73         4.1         2/28/2008
Ichabod's Lounge                  NAP                   NR/NR          5,888      2.6      24.01         4.4        2/28/2009(5)
Cellular One                      NAP                   NR/NR          3,264      1.4      28.68         2.9         3/31/2010
Community One Federal             NAP                   NR/NR          3,052      1.4      28.58         2.7         7/31/2011
                                                                     -------     ----     ------        ----
TOTAL/WEIGHTED AVERAGE                                               166,393     73.6%    $14.16        72.8%
                                                                     =======     ====     ======        ====

(1)  Based on information obtained from the Renaissance III Retail Borrowers'
     rent roll dated April 4, 2007.

(2)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.

(3)  Food For Less is permitted to "go dark" for a period of six months if the minimum rent is paid.

(4)  State of Nevada may terminate its lease if the Governor or the Nevada legislature restrict or impair its funding and ability to satisfy rent obligations.

(5)  1,260 square feet expire in 2012.

                          LEASE ROLLOVER SCHEDULE(1,2)

             NUMBER OF                                            % OF      CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
               LEASES    SQUARE FEET   % OF GLA    BASE RENT   BASE RENT   SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
YEAR          EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------   ---------   -----------   --------   ----------   ---------   -----------   ----------   ----------   ------------

Vacant           NAP        16,267        7.2%    $       --       0.0%       16,267          7.2%    $       --         0.0%
MTM               4          5,155        2.3         90,534       2.8        21,422          9.5         90,534         2.8
2007              3          3,587        1.6         66,136       2.0        25,009         11.1        156,670         4.8
2008              8         40,047       17.7        690,239      21.3        65,056         28.8        846,909        26.2
2009             10         17,085        7.6        358,321      11.1        82,141         36.3      1,205,231        37.3
2010              1          3,264        1.4         93,598       2.9        85,405         37.8      1,298,829        40.1
2011              7         26,950       11.9        591,073      18.3       112,355         49.7      1,889,902        58.4
2012              3          3,864        1.7         72,413       2.2       116,219         51.4      1,962,315        60.7
2013              1         38,151       16.9        595,314      18.4       154,370         68.3      2,557,629        79.1
2015              1         11,043        4.9        132,516       4.1       165,413         73.2      2,690,145        83.2
Thereafter        1         60,560       26.8        545,040      16.8       225,973        100.0      3,235,185       100.0
                 --        -------      -----     ----------     -----
TOTAL            39        225,973      100.0%    $3,235,185     100.0%
                 ==        =======      =====     ==========     =====

(1)  Based on information obtained from the Renaissance III Retail Borrowers'
     rent roll dated April 4, 2007.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE MARKET(1). The Renaissance III Retail Property is located in the east submarket of Las Vegas. The neighborhood is situated approximately five miles southeast of the Las Vegas central business district, while the Las Vegas
"strip" is situated four miles to the west. In addition, McCarran International
Airport is situated approximately four miles to the southwest and the
I-515/Flamingo Road interchange is located approximately one mile east of the
Renaissance III Retail Property. The local economy is centered on the tourism and convention industry, but continues to attract more business due to the low overall cost of building. Between approximately 5,000 to 6,000 people per month are estimated to be moving into the Las Vegas metro market.

The Las Vegas retail market and the east submarket have since the mid 1990s experienced an average occupancy rate above 94% for Las Vegas and 91.6% for the submarket. As of the third quarter of 2006, the average market occupancy for Las
Vegas was 97.3% and the east submarket average occupancy was 95.9%. During that time, average annual rent was $23.88 per square foot in the Las Vegas market and
$20.16 per square foot in the east submarket. Since the fourth quarter of 2004 through the third quarter of 2006 average rent in the submarket has grown 5% per year. In 2006, the average household income within a one, three and five mile radius was $66,036, $47,054 and $50,122, respectively. The population in 2006, within a one, three and five mile radius, was estimated to be 15,126, 184,474 and 430,627, respectively.

THE BORROWER. The borrowers are three tenants-in-common (the "Renaissance III
Retail Borrowers"), each of which is a single purpose Delaware limited liability company. Mr. Sam Siam and his wife Shekofeh E. Ahari indirectly own two of the
Renaissance III Retail Borrowers with a 71.28% ownership interest and Mr. Behzad
Bandari indirectly owns the other Renaissance III Retail Borrower with a 28.72%
ownership interest. Mr. Sam Siam and Mr. Behzad Bandari are the non-recourse carve-out guarantors.

According to Mr. Bandari, his work experience includes extensive real estate development, management, and ownership experience of residential and commercial properties in California, Texas, Hawaii, and Illinois. According to Mr. Bandari,
he currently has ownership interest in a total of approximately 314,916 square feet of commercial property (including the Renaissance III Retail Property) as well as a 188 unit multi-family property.

According to Mr. Siam, he currently has an ownership interest in 64,073 square feet of retail property in Hawaii. In addition, according to Mr. Siam, he has owned and sold several gasoline service stations and carwashes.

PROPERTY MANAGEMENT. The property manager for the Renaissance III Retail
Property is The Vista Group, a locally based firm who was the original developer of the Renaissance III Retail Property and is not affiliated with the
Renaissance III Retail Borrower. The Vista Group has managed the Renaissance
III Retail Property since its inception and has managed retail properties in the Las Vegas retail market for nearly 25 years. The Vista Group manages over 1 million square feet in the Las Vegas, Nevada area, of which 416,068 square feet is retail space (including the Renaissance III Retail Property), 606,079 square feet is office space and 86,482 square feet is auto dealership space.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Renaissance III Retail Loan:

                               ESCROWS / RESERVES

TYPE:                          INITIAL   MONTHLY
---------------------------   --------   -------
Taxes                         $125,556   $17,937
Insurance                     $  9,446   $ 4,723
TI/LC Reserve                 $      0   $ 9,792
Capital Expenditure Reserve   $370,000   $ 2,825
CAM(1)                        $ 50,000   $     0

(1)  Amounts in this reserve may be released to the Renaissance III Retail
     Borrower if, within six months of the Renaissance III Retail Loan closing date, among other things, lender is in receipt of an estoppel from the Food
     For Less tenant relating to the reconciliation of common area maintenance
     ("CAM") charges.

ADDITIONAL DEBT. None.

----------
(1)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

SCOTTSDALE CENTER

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Rogers, AR
Property Type                                                             Retail
Size (Square Feet)                                                    201,565(1)
Percentage Physical Occupancy as of March 8, 2007                       71.9%(1)
Year Built                                                                  2001
Year Renovated                                                              2006
Appraisal Value                                                      $44,600,000
# of Tenant Leases                                                            14
Average Rent Per Square Foot                                               $9.99
Underwritten Economic Occupancy                                            77.7%
Underwritten Revenues                                                 $3,162,153
Underwritten Total Expenses                                           $  721,422
Underwritten Net Operating Income (NOI)                               $2,440,731
Underwritten Net Cash Flow (NCF)                                      $2,315,525
2006 NOI                                                              $1,713,509
2005 NOI                                                              $1,210,364
2004 NOI                                                              $1,279,819

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                     May 2, 2007
Cut-off Date Principal Balance                                       $38,000,000
Cut-off Date Loan Balance Per Square Foot                                   $189
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.7480%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(25), Def(91), O(4)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                  71.7%(2)
LTV Ratio at Maturity or ARD                                            71.7%(2)
Underwritten DSCR on NOI                                                1.31x(2)
Underwritten DSCR on NCF                                                1.24x(2)

(1)  Excludes the tenant Belk, which occupies its space pursuant to a ground lease for 114,614 square feet which expires March 1, 2022. The occupancy including the Belk ground lease is 84.0% and the total square footage is
     316,179.

(2)  Calculated after taking into account a $6,000,000 leasing reserve holdback.
     See "Leasing Reserve Holdback" herein for further information.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Scottsdale Center Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a anchored retail center (the "Scottsdale Center Property") located in
Rogers, Arkansas. The Scottsdale Center Loan represents approximately 1.4% of the initial mortgage pool balance and approximately 1.7% of the initial loan group 1 balance.

The Scottsdale Center Loan was originated on May 2, 2007, and has a principal balance as of the cut-off date of $38,000,000. The Scottsdale Center Loan has a remaining term of 119 months to its maturity date of May 8, 2017. The Scottsdale
Center Loan may be prepaid on or after February 8, 2017 without penalty, and permits defeasance with United States government obligations beginning two years after the closing date of the series 2007-7 securitization trust.

THE PROPERTY. The Scottsdale Center Property is a Class "A" 201,565-square-foot anchored retail center located at the intersection of Interstate 540 and US
Highway 71 (Walnut Ave) in Rogers, Arkansas. Part of a larger retail center, the property is situated on a 23.831-acre site and was built from 2001 to 2006.
Currently, the center is 84.0% occupied (including the Belk ground lease tenant)
and considered by the appraiser to be in excellent condition. The subject is shadow anchored by Kohl's, Lowe's, and a Malco Theater. Major tenants include
Belk (ground lease), Linen N Things, Barnes & Noble and Staples.

The following table presents certain information relating to the major tenants at the Scottsdale Center Property:

                               TENANT INFORMATION

                                                                         SQUARE    % OF    BASE RENT      LEASE
TENANT NAME           PARENT COMPANY   CREDIT RATINGS (MOODY'S/S&P)(1)    FEET     GLA        PSF      EXPIRATION
-------------------   --------------   -------------------------------   -------   -----   ---------   ----------

Belk (Ground Lease)   NAP                            NR/NR               114,614   36.2%   $ 4.05        3/1/2022
Linen 'N Things       NAP                            B3/B                 32,575   10.3     10.50       3/12/2012
Barnes & Noble        NAP                            NR/NR                23,000    7.3     14.57       1/31/2013
Staples               NAP                          Baa1/BBB+              20,388    6.4     14.50      11/30/2016

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Scottsdale Center Property:

                          LEASE ROLLOVER SCHEDULE(1,2)

                                                            % OF BASE                               CUMULATIVE  CUMULATIVE %
            # OF LEASES  TOTAL SF  % OF TOTAL    BASE RENT    RENT      CUMULATIVE    CUMULATIVE %  BASE RENT   OF BASE RENT
YEAR         EXPIRING    EXPIRING  SF EXPIRING   EXPIRING   EXPIRING   SF EXPIRING  OF SF EXPIRING   EXPIRING     EXPIRING
----------  -----------  --------  -----------  ----------  ---------  -----------  --------------  ----------  ------------

Vacant          NAP        50,744     16.0%     $       --       0.0%     50,744        16.0%       $       --       0.0%
2007             1          3,292      1.0          71,173       2.7      54,036        17.1            71,173       2.7
2009             1          5,592      1.8          95,064       3.6      59,628        18.9           166,237       6.3
2010             1          5,543      1.8          99,774       3.8      65,171        20.6           266,011      10.0
2011             1          5,592      1.8         100,656       3.8      70,763        22.4           366,667      13.8
2012             3         57,873     18.3         728,856      27.5     128,636        40.7         1,095,523      41.3
2013             1         23,000      7.3         335,110      12.6     151,636        48.0         1,430,633      53.9
2014             2          8,292      2.6         145,840       5.5     159,928        50.6         1,576,473      59.4
2016             1         20,388      6.4         295,626      11.1     180,316        57.0         1,872,099      70.6
2017             2         21,249      6.7         316,557      11.9     201,565        63.8         2,188,656      82.5
Thereafter       2        114,614     36.2         464,130      17.5     316,179       100.0         2,652,787     100.0
               ---        -------    -----      ----------     -----
TOTAL           15        316,179    100.0%     $2,652,787     100.0%
               ===        =======    =====      ==========     =====

(1)  Information obtained from the Scottsdale Center Borrower's rent roll dated
     March 8, 2007.

(2)  Lease Expiration Schedule includes Belk, on a ground lease for 114,614 square feet through March 1, 2022.

THE MARKET.(1) The Scottsdale Center Property is located in Rogers, Arkansas which is in the northwest corner of the State of Arkansas. The estimated number of households within the Scottsdale Center Property's five-mile radius as of
2006 was 29,785 and is projected to grow by approximately 19.5% to 35,595 by
2011, with the population projected to grow from 80,830 to 96,503 over the same period. The Scottsdale Center Property's trade area extends not only to the relatively affluent population surrounding the Scottsdale Center Property, but also to the greater Fort Smith-Fayetteville area and beyond. Five Fortune 500 companies are headquartered in Arkansas: Wal-Mart, Alltel, Dillard's, Murphy
Oil, and Tyson Foods. The Milken Institute ranks the
Fayetteville/Springdale/Rogers MSA among the nation's top performers for job growth.

The average household income within one mile of the Scottsdale Center Property's trade area was approximately $70,120 as of 2006 and approximately $62,596 within five miles of the Scottsdale Center Property, significantly higher than the metro, state and national average. Demographic projections show the site centrally located within a large area in which more than 20% of the households are expected to have household incomes in excess of $100,000.

(1)  Certain information obtained from appraisal of the Scottsdale Center
     Property dated march 20, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

Key business sectors represented in the market area are Retail (Wal-Mart),
Logistics (J.B. Hunt, PAM Transportation, Cannon Express), Food and Kindred
Product (Tyson Foods, Peterson Farms, Simmons Foods, McKee Foods, George's
Processing, Cargill, Pinnacle Foods), Medical Services (St. Mary's Hospital,
Quality Health Care, Washington Regional Medical Center, Northwest Health
Systems, Veteran's Administration Hospital), Education (University of Arkansas,
Northwest Arkansas Community College, Northwest Technical Institute) and
Miscellaneous Manufacturing (Superior Industries, Kawneer Company, Easco Hand
Tools).

The Pinnacle Hills Promenade Mall opened in November 2006, approximately 4 miles from the subject and is now considered the area's retail anchor. The property is reportedly fully leased. The state has approved the extension of 40th Street from the subject to the Pinnacle Hills Promenade mall area, scheduled for completion by October 2007. The Pinnacle Hills Promenade Mall was previously securitized in the series 2006-4 securitization in December 2006 by MLML.

THE BORROWER. The borrowing entity, SBC Hopper LLC (the "Scottsdale Center
Borrower") is an Arkansas limited liability company single purpose entity owned by SBC Hopper, Inc. (1%) as general partner, Tom Hopper (50%), and Gloria Hopper
(49%). SBC Hopper, Inc. is owned equally by Tom and Gloria Hopper, the sponsors.
Mr. Hopper has developed all of the phases of Scottsdale Center in addition to several other projects in Arkansas. He is also the President of Crafton, Tull,
Sparks & Associates, Inc. which is a multi-discipline engineering, architectural, and surveying company with over 200 employees in 9 offices throughout the southeast.

PROPERTY MANAGEMENT. The property is self-managed by the sponsors. Tom Hopper has developed and managed all phases of Scottsdale Center in addition to several office and residential projects in Arkansas.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Scottsdale Center Loan:

                               ESCROWS / RESERVES

TYPE:                        INITIAL    MONTHLY
------------------------   ----------   -------
Taxes                      $        0   $24,122
Insurance                  $   64,088   $ 6,409
Capital Expenditures(1)    $        0   $ 2,635
TI/LC Reserve              $        0   $ 5,270
Leasing Reserve Holdback   $6,000,000   $     0
Rue 21 Reserve(2)          $   41,944   $     0

(1)  Capped at $94,860.

(2)  6 months of rent for the Rue 21 space shall be held as reserve until the tenant is open for business, paying rent, and delivers an estoppel satisfactory to lender.

LEASING RESERVE HOLDBACK. A Leasing Reserve Holdback will be held as additional collateral until (i) the Scottsdale Center Property reaches 90% occupancy, (ii)
the Scottsdale Center Property achieves a debt service coverage ratio no less than 1.20x and (iii) leases generate annual rental income no less than
$3,050,000. The reserve will be released in parts no more than once per quarter, with rents from tenants in place and paying rent, whose remaining lease term is at least 1-year from the then current date. If the Leasing Reserve Holdback funds are not released within 36 months the unreleased amount in the reserve account will be either used to pay down the proceeds of the Scottsdale Center
Loan using yield maintenance or held as additional collateral for the term of the Scottsdale Center Loan. In addition, there will be a monthly reserve for the difference between the interest only debt service payment required under the terms of the loan documents and debt service payment if the Scottsdale Center
Loan amortized on a 30-year schedule, which reserve will be in place for the remainder of the Scottsdale Center Loan.

ADDITIONAL DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

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--------------------------------------------------------------------------------

ORLANDO AIRPORT INDUSTRIAL

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                Orlando, FL
Property Type                                                         Industrial
Size (Square Feet)                                                       493,000
Percentage Physical Occupancy as of February 26, 2007                     100.0%
Year Built                                                                  2001
Year Renovated                                                               NAP
Appraisal Value                                                      $47,400,000
# of Tenant Leases                                                             1
Average Rent Per Square Foot                                               $5.96
Underwritten Economic Occupancy                                           100.0%
Underwritten Revenues                                                 $3,662,151
Underwritten Total Expenses                                             $834,603
Underwritten Net Operating Income (NOI)                               $2,827,547
Underwritten Net Cash Flow (NCF)                                      $2,742,506

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                  April 16, 2007
Cut-off Date Principal Balance                                       $35,000,000
Cut-off Date Loan Balance Per Square Foot                                    $71
Percentage of Initial Mortgage Pool Balance                                 1.3%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6260%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                    LO(25), DeforGRTR of
                                                                 YMor1%(89),O(6)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     73.8%
LTV Ratio at Maturity or ARD                                               73.8%
Underwritten DSCR on NOI                                                   1.41x
Underwritten DSCR on NCF                                                   1.37x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Orlando Airport Industrial Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a industrial warehouse and distribution center (the "Orlando Airport
Industrial Property") located in Orlando, Florida. The Orlando Airport
Industrial Loan represents approximately 1.3% of the initial mortgage pool balance and approximately 1.6% of the initial loan group 1 balance.

The Orlando Airport Industrial Loan was originated on April 16, 2007, and has a principal balance as of the cut-off date of $35,000,000. The Orlando Airport
Industrial Loan has a remaining term of 119 months to its maturity date of May
8, 2017. The Orlando Airport Industrial Loan may be prepaid on or after December
8, 2016 without penalty, and permits either defeasance with United States government obligations beginning two years after the closing date of the series
2007-7 securitization trust or with a prepayment penalty equal to the greater of
1% of the then outstanding principal balance and yield maintenance (calculated using a discount rate equal to the applicable U.S. Treasury Rate ).

THE PROPERTY. The Orlando Airport Industrial Property is a 493,000-square-foot
Class "A" industrial center located adjacent to the Orlando International
Airport. The Orlando Airport Industrial Property is a warehouse/distribution center for DaimlerChrysler Corporation, which is a wholly owned subsidiary of
DaimlerChrysler AG, a credit rated entity with a rating of Baa1 and BBB by
Moody's and S&P, respectively. The Orlando Airport Industrial Property is one of
DaimlerChrysler's 24 Regional Distribution Centers in the United States that together cater to more than 4,000 auto dealerships. This location is the main distribution hub for the southeastern United States and South and Central
America. This Orlando Airport Industrial Property warehouses and distributes car parts for Mercedes and Chrysler and is well-designed to accommodate the transition between air and ground shipment.

The Orlando Airport Industrial Property was built in 2001 and features a 10%
office finish, while the remainder of the space is warehouse space with a 32'
clear height and a truck turning radius of 150 feet. The building is 100%
climate controlled featuring thirty-six overhead doors with dock high loading.
The site is 42.5 acres and includes 382 auto parking spaces and 85 truck storage spaces. It is large enough to accommodate a 135,000 sf future building expansion or the additional area could be used for additional parking/trailer storage.

The following table presents certain information relating to the tenant at the
Orlando Airport Industrial Property:

                               TENANT INFORMATION

                                                               CREDIT RATINGS     SQUARE     % OF   BASE RENT
          TENANT NAME                  PARENT COMPANY          (MOODY'S/S&P)(1)     FEET     GLA       PSF      LEASE EXPIRATION
---------------------------   ------------------------------   ----------------   -------   -----   ---------   ----------------

DaimlerChrysler Corporation   DaimlerChrysler AG (NYSE: DCX)       Baa1/BBB       493,000   100.0%    $5.96         8/31/2016(2)

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  The tenant has two 5-year renewal options at 12% rental increase for each period.

THE MARKET(3). The subject is located southeast of downtown Orlando in the
Southeast/Int'l Airport industrial submarket of Orlando. The subject is located within the Airport International Park of Orlando (AIPO), a 1,350-acre industrial park. This park is now the third largest industrial/business park in Central
Florida. Due to the reduction in amounts of industrial land near downtown
Orlando, the park has attracted tenants because of excellent inventory, especially for users looking for 5-to 30-acre sites. Other companies that are located in the park include Harris Paints, Nabisco-Kraft Foods, Burris Foods,
Goya Foods, Ashley Furniture and Wal-Mart--owned McLane Foodservices Inc.

The Orlando Airport Industrial Property is situated along the west side of Boggy
Creek Road, north of its intersection with Tradeport Drive. Boggy Creek Road travels along the east side of Orlando International Airport connecting Sand
Lake Road and State Road 528/Beeline Expressway with Osceola County. State Road
527/Orange Avenue is located approximately 1/2 mile west of the subject property and it travels from the subject's local area north into Downtown Orlando and south into Osceola County. Sand Lake Road (McCoy Road) is an east/west arterial roadway which travels parallel to and along the north side of State Road
528/Beeline Expressway. State Road 528/Beeline Expressway is a limited access toll road that connects Port Canaveral to Interstate 4 in Orlando. The Florida
Turnpike is located approximately 3 miles west of the subject. The Florida
Turnpike is a north/south toll road that connects Miami with Ocala.

In 2006, the Southeast/International Airport submarket had the highest overall absorption on record with 1.3 million square feet. Three major build-to-suits, a
500,000-sf warehouse/distribution facility for Whirlpool, a 314,132-sf manufacturing plant for Windsor, and a 225,000-sf manufacturing building for
Sealy Mattress were all completed over the past twelve months.

THE TENANT. DaimlerChrysler Corporation is part of DaimlerChrysler AG's
DaimlerChrysler Motors Company LLC subsidiary. The company manufactures passenger cars and light trucks under the Dodge, Chrysler, and Jeep brands.
DaimlerChrysler Corporation's sister companies include DaimlerChrysler Canada and DaimlerChrysler de Mexico.

----------
(3)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE BORROWER. Bellambert LLC (the "Orlando Airport Industrial Borrower") is a
Delaware limited liability company single purpose entity, wholly owned by
Belterra Realty Corporation, which is owned by Belterra Capital Fund LLC and preferred shareholders. Belterra Capital Fund LLC reported as of June 30, 2006, total assets of approximately $1.8 billion. Belterra Capital Fund LLC is managed by Eaton Vance Corp (NYSE:EV) a financial services firm primarily engaged in the business of managing investment funds.

PROPERTY MANAGEMENT. The Orlando Airport Industrial property is self-managed.

LOCKBOX. A hard lockbox was established upon origination of the Orlando Airport
Industrial Loan. The loan documents require the Orlando Airport Industrial
Borrower to direct the tenant to pay rent directly into the lockbox account. So long as no Cash Flow Sweep has occurred and is continuing, all funds in the lockbox account will be payable to the Orlando Airport Industrial Borrower. Upon the occurrence and continuance of a Cash Flow Sweep, all funds in the lockbox account will be swept to a cash management account and any funds remaining in the cash management account after debt service payments, costs and expenses of maintaining the cash management account, operating expenses and extraordinary expenses will be deposited into the excess cash account.

"Cash Flow Sweep" means if at any time during the term of the Orlando Airport
Industrial Loan (i) there is an event of default under the loan documents, (ii)
the senior unsecured debt rating of DaimlerChrysler AG or any entity that assumes the liabilities or obligations of the tenant under the lease (or its parent company) or any replacement tenant (or its parent company) falls below
"BB" by S&P, or "Ba2" by Moody's or any such entity is not rated, (iii) if
Daimler Chrysler Corporation fails to renew its lease on or prior to February 7,
2015 or (iv) a default, beyond any applicable notice and cure period, by Daimler
Chrysler Corporation under its lease occurs.

ESCROWS. Escrows for insurance payments and property taxes have been waived as
Daimler Chrysler Corporation is responsible for the payment of such amounts.
Daimler Chrysler Corporation is also responsible for ongoing capital improvements. There will be a springing cash flow sweep up to maximum $5 psf
(approximately $2.5 million) in the event that the credit rating of
DaimlerChrysler AG (the parent company; or resulting parent company in event of acquisition or merger) drops below a rating of "BB" by S&P, or "Ba2" Moody's. In the event of subsequent upgrade to "BB" or "Ba2", as applicable, or better, the funds in the excess cash reserve account will be disbursed to the Orlando
Airport Industrial Borrower. The Orlando Airport Industrial Borrower will have option to submit letter of credit (from Belterra Capital Fund LLC) in the same amount of the cash sweep.

                               ESCROWS / RESERVES

TYPE:           INITIAL   MONTHLY
-------------   -------   -------
TI/LC Reserve     $0        $0(1)

(1)  The loan documents provide for a net cash flow (after debt service) sweep
     18 months prior to the expiration of the DaimlerChrysler lease. If such tenant extends its lease, the funds collected will be returned and the net cash flow (after debt service) sweep will end. If such tenant does not extend, the net cash flow (after debt service) sweep will continue.

ADDITIONAL DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

BROADSTONE VISTA RIDGE

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                          Lewisville, Texas
Property Type                                                        Multifamily
Size (Units)                                                                 372
Percentage Physical Occupancy as of March 19, 2007                         90.3%
Year Built                                                                  2006
Year Renovated                                                               NAP
Appraisal Value (As-Is)                                              $46,000,000
Average Monthly Rent Per Unit                                             $1,052
Underwritten Economic Occupancy                                            88.5%
Underwritten Revenues                                                 $4,431,645
Underwritten Total Expenses                                           $1,657,898
Underwritten Net Operating Income (NOI)                               $2,773,747
Underwritten Net Cash Flow (NCF)                                      $2,680,747

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         PNC
Loan Group                                                                     2
Origination Date                                                  March 20, 2007
Cut-off Date Principal Balance                                       $33,300,000
Cut-off Date Loan Balance Per Unit                                       $89,516
Percentage of Initial Mortgage Pool Balance                                 1.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.7400%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Call Protection                                            LO(36), Def(81), O(3)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     72.4%
LTV Ratio at Maturity or ARD                                               72.4%
Underwritten DSCR on NOI                                                   1.43x
Underwritten DSCR on NCF                                                   1.38x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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THE LOAN. The mortgage loan (the "Broadstone Vista Ridge Loan") is evidenced by a single promissory note and is secured by a fee simple first mortgage encumbering a 372 unit garden apartment complex (the "Broadstone Vista Ridge
Property") on approximately 19.44 acres in Lewisville, Texas. The Broadstone
Vista Ridge Loan represents approximately 1.2% of the initial mortgage pool balance and approximately 5.5% of the initial loan group 2 balance.

The Broadstone Vista Ridge Loan was originated on March 20, 2007 to finance the
$44,050,000 purchase of the property and has a principal balance as of the cut off date of $33,300,000. The Broadstone Vista Ridge Loan has a remaining term of
118 months and is scheduled to mature as of the maturity date of April 1, 2017.
The Broadstone Vista Ridge Loan permits defeasance with United States government obligations beginning the later of (1) two years after the securitization or (2)
three years after the first payment. The Broadstone Vista Ridge Loan may be voluntarily prepaid without payment of a prepayment premium from and after
February 1, 2017.

THE PROPERTY. The subject property is a newly constructed Class A 372-unit garden apartment complex contained in 36, two and three-story residential buildings including the clubhouse, leasing office, fitness and business centers.
The property is located in the northwest portion of the City of Lewisville
(Dallas), Denton County, Texas at 160 East Vista Ridge Mall Drive, approximately
15 miles northeast of the Dallas central business district. Interstate 35E is one mile east of the property and Highway 121 is a few blocks to the south.
There are 17 different floor plans including 21 buildings with two-story carriage home apartments. Additional amenities include two lifestyle swimming pools, a playground, a billiards facility, fitness center and picnic areas.
Parking is abundant and 84 units have attached garages, 40 breezeway garages rent for $85 per month, there are 60 detached garages that rent for $70 per month and 104 carports that rent for $35 per month. Each rental unit has its own washer and dryer connection, the property is entirely electric and all units are separately metered.

Basic interior finishes include an entry foyer, living room, open kitchens with breakfast bar, bedrooms with walk-in closets, laundry/utility room and patio/balcony. The kitchens are equipped with electric range/ovens, cherry cabinetry, refrigerator with ice makers, dishwasher, granite countertops, microwave and stainless steel sinks with disposal. Each rental unit has nine foot ceilings and is equipped with smoke detectors, ceiling fans, fire sprinklers and resident controlled video access for guest entry.

                                                                             AVERAGE
                         NO. OF    AVERAGE         NET          % OF TOTAL   MONTHLY     AVERAGE MONTHLY
       UNIT MIX          UNITS    UNIT SF(1)   RENTABLE SF(1)      UNITS     RENT(1)   MARKET RENT/UNIT(1)
----------------------   ------   ----------   --------------   ----------   -------   -------------------

1 Br                      180          772        138,936          48.4%      $  883        $  885
2 Br                      160        1,170        187,176          43.0        1,152         1,126
3 Br                       32        1,237         39,584           8.6        1,441         1,400
                          ---        -----        -------          ----       ------        ------
TOTAL/WEIGHTED AVERAGE    372          983        365,696           100%      $1,047        $1,033
                          ===        =====        =======          ====       ======        ======

(1)  Information obtained from the Broadstone Vista Ridge Property appraisal dated December 21, 2006. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

THE MARKET.(1) According to the Reis 2006 4th Quarter Metro Analysis, the
Greater Dallas Market contains a total of 373,676 units in 1,735 different projects citywide including 3,471 units in new completions for 2005. During
2006, an additional 3,653 units were added with a reported 3,878 units proposed by year-end 2007. With an average occupancy of 91.7%, the Dallas market has managed the new deliveries well in light of strong competition with single family home sales. A majority (70%) of the Greater Dallas Metropolitan multi-family inventory was constructed prior to 1989.

The same report divides the greater Dallas metro into 23 submarkets. The subject property is located within the Lewisville market, which includes a total of
20,699 units (6% of the Dallas Metro) within 81 projects. According to the aforementioned report, occupancy for this market is averaging 91%. A 3rd quarter
2006 market survey by Hendricks Partners reports that the Denton/Lewisville occupancy is 95.3%, up one percent from the same period one year ago. Hendricks
Partners also reports that rents have risen 7.1% over the last 12 months. The appraiser, Deverick & Associates, Inc., has stabilized the property at 91%, including vacancy, concessions and collection loss.

THE BORROWER. The borrower, USA Broadstone Vista Ridge, DST, a Delaware statutory trust (the "Broadstone Vista Ridge Borrower") is sponsored by U.S.
Advisor, LLC ("US Advisor"). U.S. Advisor, is a Virginia, LLC formed in 1999 to advise syndicated limited partnerships, limited liability companies, and other entities with respect to the acquisition, management, and disposition of real estate assets. Executive officers of U.S. Advisor are: Kevin Fitzgerald
(President), Wayne Bradford (Senior Vice President - Asset Management), and
Patrick Shiver (Senior Vice President - Marketing/Sales).

Since 2001, U.S. Advisor and its wholly owned subsidiary, U.S. Commercial, LLC have been co-sponsors or sponsors of Tenant in Common and Delaware Statutory
Trust offerings of real estate. In addition, U.S. Commercial, LLC is currently the sponsor of a private Real Estate Investment Trust ("REIT") focused on self storage properties and U.S. Advisor has been involved in the acquisition and structuring of two highly leveraged tax-advantaged real estate investments. As of December 31, 2006, U.S. Advisor has been involved in the acquisition, offering and sale of 78 properties with a total offering price of
$2,191,088,286, which consisted of $705,545,926 of equity and $1,485,542,360 in debt. The properties acquired have been located primarily in Texas, Florida,
Georgia, North Carolina, Colorado and Tennessee. U.S. Advisor has also sponsored the acquisition of properties in California, Arizona and Kansas. These acquisitions represent nearly 17,000 apartment units, nearly 2.2 million square feet of office and retail space and nearly 1.5 million net rentable square feet of self-storage space.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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PROPERTY MANAGEMENT: The Broadstone Vista Ridge Property is managed by
Southhampton Management, Inc. ("Southhampton"), a division of Sueba USA
Corporation. Southhampton has more than 20 years of property management experience. Southhampton has performed property management on a large scale for institutional investors. Currently, Southhampton is managing units throughout
Houston and through Sueba is expanding into the Dallas/Fort Worth and San
Antonio markets.

LOCKBOX. None

ESCROWS. The following escrow/reserve accounts have been established with respect to the Broadstone Vista Ridge Loan.

                                ESCROWS/RESERVES

TYPE:                  INITIAL   MONTHLY
-------------------   --------   -------
Taxes                 $214,529   $53,632
Insurance             $ 34,723   $ 5,787
Replacement Reserve   $400,000   $ 6,200

ADDITIONAL DEBT. None

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

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This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60